UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Sovereign Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March __, 2004

Dear Fellow Shareholder:

Sovereign Bancorp, Inc. will hold its 2004 Annual Meeting of Shareholders on Thursday, April 22, 2004, 10:00 a.m. at the Sovereign Bank Arena, 81 Hamilton Avenue at Route 129, Trenton, New Jersey. Sovereign operates 120 community banking offices throughout New Jersey and, as such, is proud to hold its Annual Meeting of Shareholders in Trenton, New Jersey’s capital city.

Good corporate governance is a part of our heritage at Sovereign and I urge you to be a part of it by having your shares represented at the Meeting. The election of diligent, active, involved and responsible directors is the cornerstone of corporate governance at Sovereign.

In addition to the election of directors and other corporate matters, we are asking our shareholders to approve the continuation of two equity-based compensation plans and a broad-based stock option plan. We believe that each of the plans have the effect of better aligning the interests of officers and employees with those of Sovereign shareholders and reflect Sovereign’s commitment to strong corporate governance.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOREGOING MATTERS.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, we urge you to vote on the Internet as described on the proxy card or you may complete, sign, date and return the enclosed proxy card in the enclosed envelope. This will not prevent you from voting in person at the Meeting but will assure that your vote is counted if you are unable to attend.

ADMISSION TO THE MEETING WILL BE BY TICKET ONLY. IF YOU ARE A SHAREHOLDER PLANNING TO ATTEND THE MEETING, PLEASE RETAIN THE ADMISSION TICKET MAILED WITH THE PROXY STATEMENT AND PRESENT IT AT THE MEETING. IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROVIDE THE INFORMATION REQUESTED ON THE ATTENDANCE CARD ALSO MAILED WITH THE PROXY STATEMENT AND RETURN IT AS SOON AS POSSIBLE.

I look forward to seeing you at the Meeting. Thank you very much for your continued interest in Sovereign.

Sincerely,

Jay S. Sidhu
Chairman of the Board,
President and Chief Executive Officer

______________

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
to be held April 22, 2004
______________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Sovereign Bancorp, Inc. (“Sovereign”) will be held on Thursday, April 22, 2004, at 10:00 a.m. (Eastern Time) at the Sovereign Bank Arena, 81 Hamilton Avenue at Route 129, Trenton, New Jersey, for the following purposes:

(1)  To elect two (2) Class II directors of Sovereign, each to serve for a term of three years and until their successors shall have been elected and qualified;

(2)  To ratify the appointment by the Audit Committee of Sovereign’s Board of Directors of Ernst & Young LLP as Sovereign’s independent auditors for the fiscal year ending December 31, 2004;

(3)  To approve an amendment to Sovereign’s articles of incorporation to increase the number of authorized shares of common stock from 400 million to 800 million shares;

(4)  To approve the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan and the continuation of the Sovereign Bancorp, Inc. Employee Stock Purchase Plan;

(5)  To approve the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program; and

(6)  To transact such other business as may properly be presented at the Meeting.

Shareholders of record at the close of business on March 1, 2004 are entitled to notice of, and to vote at, the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU MAY VOTE ON THE INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

By Order Of The Board Of Directors,

David A. Silverman, Esquire
Secretary

Philadelphia, Pennsylvania
March __, 2004

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
INFORMATION CONCERNING SOVEREIGN’S GOVERNANCE POLICIES, PRACTICES AND PROCEDURES	3
BACKGROUND INFORMATION ON THE BOARD AND BOARD COMMITTEES	5
AUDIT COMMITTEE REPORT	8
ELECTION OF DIRECTORS	11
COMPENSATION PAID TO DIRECTORS	20
EXECUTIVE COMPENSATION	22
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	22
COMPENSATION PAID TO EXECUTIVE OFFICERS	28
EMPLOYMENT AGREEMENTS	33
PERFORMANCE GRAPHS	38
PROPOSAL TO RATIFY AUDIT COMMITTEE APPOINTMENT OF INDEPENDENT AUDITORS	40
PROPOSAL TO AMEND SOVEREIGN’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 400,000,000 SHARES TO 800,000,000 SHARES	41
PROPOSAL TO APPROVE THE SOVEREIGN BANCORP, INC. 2004 BROAD-BASED STOCK INCENTIVE PLAN AND THE SOVEREIGN BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN	43
PROPOSAL TO APPROVE THE SOVEREIGN BANCORP, INC. BONUS RECOGNITION AND RETENTION PROGRAM	53
ADDITIONAL INFORMATION	57
EXHIBIT “A” — AUDIT COMMITTEE CHARTER	A-1
EXHIBIT “B” — SOVEREIGN BANCORP, INC. 2004 BROAD-BASED STOCK INCENTIVE PLAN	B-1
EXHIBIT “C” — SOVEREIGN BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN	C-1
EXHIBIT “D” — SOVEREIGN BANCORP, INC. BONUS RECOGNITION AND RETENTION PROGRAM	D-1
MAP OF SOVEREIGN BANK COMMUNITY BANKING OFFICE LOCATIONS	Back Cover
DIRECTIONS TO SOVEREIGN BANK ARENA	See Admission Ticket

SOVEREIGN BANCORP, INC.

______________

PROXY STATEMENT
Annual Meeting of Shareholders
April 22, 2004
______________

GENERAL INFORMATION

Solicitation of Proxies.    The Board of Directors of Sovereign Bancorp, Inc. (“Sovereign”), parent company of Sovereign Bank, is providing this Proxy Statement to solicit proxies for use at Sovereign’s annual meeting of shareholders to be held on April 22, 2004, or any adjournment thereof (the “Meeting”). Sovereign is first delivering this Proxy Statement and the accompanying proxy card on or about March __, 2004. Sovereign will pay the expense of soliciting proxies. Sovereign expects to solicit proxies primarily by mail and the Internet. Sovereign’s directors, officers and team members may also solicit proxies personally or by electronic means. In addition, Sovereign has retained Georgeson & Company, Inc. to assist with the solicitation of proxies at an estimated cost of $10,000, plus reasonable out-of-pocket expenses.

Voting and Revocation of Proxies.    Shareholders may vote by completing, signing, dating and returning the proxy card or on the Internet as described on the proxy card. We encourage each shareholder to submit your proxy electronically on the Internet if that option is available to the shareholder. Delivery of a proxy will not affect a shareholder’s right to attend the Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or by returning a later-dated proxy card to the Secretary of Sovereign, by a later-dated Internet vote, or by attending the Meeting and electing to vote in person. Shareholders of record at the close of business on March 1, 2004 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 306,494,947 shares of Sovereign common stock outstanding, each of which will be entitled to one vote at the Meeting.

Shares represented by a properly delivered proxy will be voted in accordance with the instructions marked thereon. Properly delivered proxies that do not specify how the shares are to be voted will be voted “FOR” the election, as directors, of the Board of Directors’ nominees, “FOR” the ratification of Ernst & Young LLP as Sovereign’s independent auditors for 2004, “FOR” the approval of an amendment to increase Sovereign’s authorized common stock, “FOR” the approval of the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan and the continuation of the Sovereign Bancorp, Inc. Employee Stock Purchase Plan, and “FOR” the approval of the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program. Properly delivered proxies will be voted “FOR” or “AGAINST” any other matter that properly comes before the Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders, including with respect to any matters not complying with the advance notice provisions set forth in Sovereign’s Bylaws.

Householding. Only One Annual Report and Proxy Statement will be sent to those shareholders who share a single household and who have consented to receive a single copy of such documents.    This practice, known as “householding,” is designed to reduce Sovereign’s printing and postage costs. However, if any shareholder residing at such an address desires to receive a separate Annual Report or Proxy Statement in the future, he or she may telephone Sovereign’s Investor Relations Department at (800) 628-2673 or write to Investor Relations at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 or by E-mail at

investor@sovereignbank.com. If you are receiving multiple copies of our Annual Report and Proxy Statement, please request householding by contacting Investor Relations in the same manner.

Quorum.    The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum at the Meeting. Abstentions with respect to one or more proposals voted upon at the Meeting will be included for purposes of determining the presence of a quorum at the Meeting.

Attendance at the Meeting.    Attendance at the Meeting will be limited to shareholders as of the Record Date, their authorized representatives and guests of Sovereign. Admission will be by ticket only. If you are a shareholder planning to attend the Meeting, please retain the admission ticket mailed with the Proxy Statement and present it at the Meeting. Tickets may be issued to others at the discretion of Sovereign. If you plan to attend the Meeting, please provide the information requested on the attendance card mailed with the Proxy Statement and return it as soon as possible.

INFORMATION CONCERNING SOVEREIGN’S GOVERNANCE POLICIES,
PRACTICES AND PROCEDURES

Consistent with its perception of good principles of corporate governance, Sovereign historically has required that its Board consist entirely of non-management directors, except the CEO, and has delegated important policy making and oversight functions to committees which also consist almost entirely of non-management directors. At Sovereign, corporate governance and business ethics are not buzzwords or the result of the public outcry in response to recent accounting, corporate governance and insider trading scandals and resulting rules and regulations, but part of our culture and the historic foundation of our success. Sovereign’s historical emphasis on corporate governance is demonstrated by the following:

•	Since 1989, Sovereign’s Board has consisted entirely of non-management directors, except the CEO.

•	Since 1989, Sovereign’s Board has maintained an Audit Committee consisting entirely of non-management directors.

•	Since 1989, Sovereign’s Board has maintained a Compensation Committee consisting entirely of non-management directors, except the CEO who last served on such Committee in 1992.

•	Since 1989, Sovereign’s Board has maintained a Nominating Committee consisting entirely of non-management directors, except the CEO who last served on such Committee in 2001.

•	Since 1995, Sovereign has maintained an Ethics and Corporate Governance Committee consisting entirely of non-management directors, except the CEO who last served on such Committee in 2002.

•	Since 1988, Sovereign has maintained a written Code of Conduct and Ethics, which covers conflicts of interest, breaches of confidentiality, fair dealing, compliance with law, and personal investing and trading in Sovereign’s common stock.

•	Since 1986, Sovereign’s Board has caused each of its stock option plans to be approved by Sovereign shareholders.

•	Since 1998, Sovereign has taken steps to align the interests of its directors and senior executive officers with investors by requiring its directors and senior executive management to own a specified dollar value of Sovereign stock.

•	Since 1988, Sovereign’s Board, with the assistance of outside professionals, has studied, at least once each calendar year, Sovereign’s strategic alternatives, including sale.

•	In the third quarter of 2002, Sovereign announced its intent to expense stock options under the expense recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” which was retroactively effective beginning in the first quarter of 2002. Sovereign was the first financial institution, or among the first, to expense stock options.

In order to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange (the “NYSE”), Sovereign took the following actions to improve its corporate governance:

•	The Board of Directors reduced to writing and formalized Sovereign’s Corporate Governance Guidelines which Sovereign’s Board had historically operated under, and caused the Guidelines to be posted on Sovereign’s website under Investor Relations at www.sovereignbank.com in 2002 and updated the Guidelines in 2003.

•	The Board of Directors, with the assistance of outside legal counsel, evaluated the independence of each of its members under the NYSE’s listing standards in 2002, 2003 and 2004.

•	The Board of Directors, with the assistance of outside legal counsel, evaluated the independence of each member of the Audit Committee of the Board under the Sarbanes-Oxley Act and the NYSE’s listing standards in 2002, 2003 and 2004.

•	The Board of Directors, with the assistance of outside legal counsel, determined that P. Michael Ehlerman qualifies as an “audit committee financial expert” in 2002, 2003 and 2004.

•	The Board of Directors adopted a revised Code of Conduct and Ethics in 2002 and revised it in 2003.

•	The Board of Directors, in an effort to assure that its senior officers primarily responsible for gathering and compiling financial information and presenting it to the public on a full, fair and timely basis recognized and accepted such responsibility, adopted a new Code of Ethics for the Chief Executive Officer and Senior Financial Officers in 2002, which was updated in 2003, and such officers pledged to observe the requirements of the Code in 2002, 2003 and 2004.

•	Each of Sovereign’s Audit Committee, Nominating Committee, Compensation Committee and Ethics and Corporate Governance Committee either reviewed and updated or adopted its charter in 2002 and 2003.

•	Director Daniel K. Rothermel, who is Chairman of Sovereign’s Nominating Committee, Sovereign’s Executive Committee and Sovereign Bank’s Executive and Strategic Planning Committee, was selected in 2002, 2003 and 2004 to act as Sovereign’s first presiding or “lead director” at sessions of Board meetings held by the Board without management present.

•	Sovereign’s Audit Committee accepted the responsibility of retaining, compensating, evaluating and overseeing Sovereign’s independent auditors and approving all audit and certain permissible non-audit services in 2002, and has continued to approve all audit and non-prohibited, non-audit services in 2003 and 2004.

•	The Audit Committee adopted a policy regarding the review of earnings releases and the release of financial information provided to analysts and rating agencies in 2002.

•	The Audit Committee adopted a policy regarding the anonymous and confidential submission of auditing and accounting concerns in 2002.

•	The Audit Committee adopted a policy to restrict the hiring of former employees of Sovereign’s independent auditors in 2003.

In what it perceives as an important action from the perspective of Sovereign’s shareholders, Sovereign’s Board, in January 1998, adopted a policy which requires directors, and certain key officers to own, by certain dates, a specified dollar value of Sovereign stock based generally on their responsibility or salary levels. This policy, which was amended in December 2002, requires Sovereign’s non-employee directors, Sovereign’s CEO and Sovereign’s executive management to beneficially own shares of common stock having a value of $100,000, six times base salary and three times base salary, respectively. Sovereign’s directors and Sovereign’s CEO met the ownership requirements before the applicable deadlines. Members of Sovereign’s executive management met the ownership requirement before the applicable, deadline, except for Mr. James D. Hogan, who has until December 31, 2006 to achieve the ownership requirement. Shares of Sovereign common stock subject to unexercised stock options, unvested restricted stock awards, unvested Sovereign matching account shares held under the Bonus Recognition and Retention Program, and shares allocated to the account of a Sovereign employee under Sovereign’s employee stock ownership plan are not considered beneficially owned for purposes of the policy. Sovereign’s Board took this action in an effort to assure that the interests of directors, officers and certain key employees are more completely aligned with those of Sovereign’s shareholders.

As of the Record Date, March 1, 2004, we believe Sovereign’s directors, executive officers and employees, directly and indirectly, owned beneficially at least 9.41% in the aggregate of Sovereign’s outstanding shares, in their individual capacity and by reason of their participation in Sovereign’s stock-based compensation programs and employee benefits plans, after giving effect to the applicable vesting and exercise of stock options and the lapse of restrictions with respect to restricted stock awards.

BACKGROUND INFORMATION ON THE BOARD AND BOARD COMMITTEES

Sovereign’s Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible. Important information relating to Sovereign’s Board and Board members is set forth under “Election of Directors,” herein.

Sovereign’s Corporate Governance Guidelines formalized a number of Board policies which were in effect for many years, enhanced these policies and adopted new policies to comply with the NYSE’s listing standards and the Sarbanes-Oxley Act of 2002. The Guidelines were initially formalized in 2002 in an effort to proactively comply with the NYSE’s proposed listing standards and the Sarbanes-Oxley Act of 2002, and were subsequently amended after the SEC approved the NYSE’s final listing standards. The Guidelines provide:

•	The Board will consist of at least a majority of independent directors who, in the business judgment of the Board, meet the criteria for independence required by the NYSE and all other applicable legal requirements.

•	Directors are not entitled to tenure rights.

•	Directors who materially change non-Sovereign responsibilities they held when they were elected to the Board should volunteer to resign from the Board, and the Board through the Ethics and Corporate Governance Committee should review the continued appropriateness of Board membership under the circumstances.

•	No director may serve on any other public company boards unless such service is approved by the Board.

•	Directors are expected to attend annual meetings of shareholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

•	Board members are expected to review in advance of any meeting the information and data distributed in writing to members before the meeting.

•	Sovereign’s non-management directors meet in executive sessions, and the non-management director, or “lead director,” who presides at these meetings is chosen by a majority of the non-management directors.

•	The Board meets at least once each calendar year in addition to regular board meetings, with Sovereign’s executive management team to review Sovereign’s business plans, discuss corporate strategy and evaluate Sovereign’s strengths, weaknesses, opportunities and threats, as well as to review Sovereign’s progress against Sovereign’s vision, mission, values and critical success factors.

•	The Board studies Sovereign’s strategic alternatives including sale, continuing its current strategy, or engaging in a merger of equals at least once each calendar year.

•	Committee members are recommended by the Nominating Committee and appointed by the Board.

•	Directors have full and free access to officers and employees of the Company.

•	The Board, the Audit Committee, the Ethics and Corporate Governance Committee, the Nominating Committee and the Compensation Committee each has the power to hire independent legal, accounting, financial or other advisors, as applicable, at Sovereign’s expense, without the approval of management.

•	All directors participate in continuing education programs sponsored by Sovereign throughout the year, including programs addressing legal, financial, regulatory and industry specific topics.

•	The Nominating Committee is required to make an annual report to the Board on succession planning.

•	The Nominating Committee is required to receive comments from all directors and report annually to the Board with an assessment of the Board’s performance.

Descriptions of Sovereign’s Board committees which possess significant corporate governance responsibilities are set forth below.

•	Sovereign’s Audit Committee consists of four directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. Sovereign’s Audit Committee is responsible for the appointment, compensation, oversight and termination of Sovereign independent auditors. The Committee is required to pre-approve audit and permissible non-audit services performed by the independent auditors. The Committee also assists the Board in providing oversight over the integrity of Sovereign’s financial statements, Sovereign’s compliance with applicable legal and regulatory requirements and the performance of Sovereign’s internal audit function. The Audit Committee is responsible also for, among other things, reporting to Sovereign’s Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in Sovereign’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the Audit Committee also regularly evaluates the independent auditors’ independence from Sovereign and Sovereign’s management, including approving consulting and other legally permitted non-audit services provided by Sovereign’s auditors and the potential impact of the services on the auditors’ independence. The Committee also meets periodically with Sovereign’s independent auditors and Sovereign’s internal auditors outside of the presence of Sovereign’s management, and possess the authority to retain professionals to assist it with meeting its responsibilities without consulting with management. The Committee also reviews and discusses with management earnings releases, including the use of pro forma information, and financial information provided to analysts and rating agencies. The Committee also discusses with management and the independent auditors the effect of critical accounting policies, accounting initiatives and off-balance sheet transactions. The Committee is also responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters. See “Additional Information,” herein. Sovereign’s Audit Committee met 15 times in 2003.

•	Sovereign’s Nominating Committee consists of five directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. Sovereign’s Bylaws provide for both shareholder and Board nomination of director candidates. The Committee is required to develop and recommend criteria for the selection of new directors to the Board, including but not limited to, diversity, age, skills, experience, time availability (including the number of other boards a director candidate sits on), NYSE listing standards, applicable federal and state laws and regulations, in the context of the needs of the Board and Sovereign and such other criteria as the Committee shall determine to be relevant. The Committee is authorized to identify and recommend to the Board, consistent with Sovereign’s Corporate Governance Guidelines and Board determined criteria, potential nominees for submission to Sovereign’s shareholders for election as directors of Sovereign or for election to fill vacancies on the Board. The Committee strives to identify, review and recommend only those nominees who appear to possess the characteristics, skills, experience, education and background described more specifically below under “Election of Directors-Nominating Committee Process for the Selection of Nominee Candidates.” The Committee’s review of candidates is performed without regard to gender, race or religious affiliation. One of the objectives of this review is to have a Board which consists of members with a mix of diverse backgrounds, skills, experiences and personalities which will foster, not only good decision making, but also the chemistry to create an environment encouraging active, constructive, and informed participation among Board members. The Committee is required to recommend to the Board nominees for appointment to the committees of the Board annually. The Committee is also responsible for the oversight of an annual evaluation of the Board and management. The Committee met seven times in 2003.

•	Sovereign’s Ethics and Corporate Governance Committee, which Sovereign has continuously maintained since 1995, consists of four directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. The Committee monitors, oversees and reviews compliance, by Sovereign’s directors, officers and team members with Sovereign’s Code of Conduct and Ethics, as well as certain other corporate governance related policies. Sovereign’s Code of Conduct and Ethics regulates potential conflicts of interest and transactions between Sovereign and its affiliates, the possible misuse or abuse of confidential information by Sovereign affiliates, and trading in Sovereign stock by Sovereign affiliates. When exercising its authority, the Committee is required to consider Sovereign’s mission, vision and values. The Committee also is required to annually review Sovereign’s Code of Conduct and Ethics and to make recommendations to the Board with respect to modification. The Committee also recommended to the Board the Corporate Governance Guidelines adopted by the Board in September 2002 and updated in 2003. The Committee met five times in 2003.

•	Sovereign’s Compensation Committee consists of five directors, each of whom has been determined to be independent by Sovereign’s Board of Directors. This Committee reviews and approves corporate goals and objectives regarding CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines the CEO’s compensation levels based on this evaluation, and with respect to determining the long-term incentive component of CEO compensation, considers Sovereign’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and other factors the Committee deems appropriate. The Committee also reviews and determines director compensation. In addition, the Committee makes recommendations to the Board regarding compensation for certain senior executives and reviews Sovereign’s executive compensation structure in an effort to insure that executive compensation (i) is competitive, and (ii) is closely linked to Sovereign’s goals and objectives. The Committee also attempts to assure that such goals and objectives are clearly defined for Sovereign’s management team and that the interests of executive management are aligned, to the extent practicable, with the interests of Sovereign’s shareholders. This Committee met five times in 2003.

Sovereign also maintains a number of other important committees, including Sovereign’s Mergers and Acquisition Committee, Sovereign’s Retirement Savings Plan Committee and Sovereign’s Executive Committee. Sovereign’s Mergers and Acquisition Committee, which met one time in 2003, consists of four directors, three of whom are independent directors. The Committee reviews Sovereign’s mergers and acquisitions and other strategic alternatives. Sovereign’s Retirement Savings Plan Committee, which met two times in 2003, presently consists of five directors, four of whom are independent directors. This Committee monitors Sovereign’s benefit plans and programs. This Committee also approves Sovereign’s investment policy and guidelines, reviews investment performance, and appoints and retains trustees and investment managers for the Sovereign 401(k) Retirement Plan and the Sovereign Employee Stock Ownership Plan (the “Sovereign ESOP”). The Board of Directors also has an Executive Committee, which has the ability to exercise all of the powers of the Board in the management and direction of the business and affairs of Sovereign between Board meetings, except those, which by statute, are reserved to the Board of Directors. Sovereign’s Executive Committee, which did not meet in 2003, consists of four directors, three of whom are independent directors.

Sovereign’s Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board, meetings of the committees on which they serve and Sovereign’s annual meeting of shareholders. The Board of Directors met a total of 15 times in 2003. Each director attended Sovereign’s 2003 annual meeting of shareholders and at least 75% of the total number of meetings of the Board and its committees on which the director served during 2003 based on the number of such meetings held during the period for which each person served as a director or on a committee. Sovereign’s non-management members of the Board met four times in 2003 without management directors present with Director Daniel K. Rothermel acting as presiding or “lead director” at the meetings, and plan to meet at least quarterly in 2004.

AUDIT COMMITTEE REPORT

Background

The Audit Committee of the Board of Directors of Sovereign is composed of four directors each of whom has been determined to be independent by Sovereign’s Board consistent with the listing standards of the NYSE. The members of the Audit Committee are Directors Hard (Chairman), Rothermel (Vice Chairman), Ehlerman and Hove. The Board, in the exercise of its business judgment, has determined that each member of the Audit Committee is “financially literate” as required under the NYSE’s listing standards and has designated Mr. Ehlerman as the Committee’s “audit committee financial expert.” For additional information relating to the responsibilities of Sovereign’s Audit Committee, see “Information Concerning Sovereign’s Governance Policies, Practices and Procedures” and “Background Information on the Board and Board Committees.”

The Audit Committee is governed by a written charter, which complies with the requirements of the NYSE’s final listing standards. A copy of the Audit Committee’s charter is attached to this Proxy Statement as Exhibit “A”. The Charter is also posted, in full text, on Sovereign’s website under Investor Relations at www.sovereignbank.com.

Responsibility

Management is responsible for the preparation of financial statements and the integrity of the reporting process, including the system of internal and disclosure controls.

The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The primary responsibilities of the Audit Committee are to select, engage and compensate Sovereign’s outside independent auditors and to oversee Sovereign’s financial reporting process on behalf of the Board. It is not the duty of the Audit Committee to prepare financial statements and related disclosures. It is also not the duty of the Audit Committee to plan or conduct audits, to determine that Sovereign’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States.

Process

In fulfilling its responsibilities, the Committee reviewed and discussed the audited financial statements contained in the 2003 Annual Report on SEC Form 10-K with Sovereign’s management and with Sovereign’s independent auditors, including a discussion of the quality, not just the acceptability of Sovereign’s accounting principles as applied in its financial reports, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee discussed with Sovereign’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with management to discuss Sovereign’s disclosure controls and procedures and internal control over financial reporting. The Committee also meets with the internal and independent auditors, with and without Sovereign’s management present, to discuss the results of their examinations and overall quality of Sovereign’s financial reporting. The Committee also reviewed with Sovereign’s CEO and CFO their certification relating to their evaluation of Sovereign’s disclosure controls and control over financial reporting, the completeness and accuracy of the financial statements and other financial information contained in the 2003 Form 10-K, and the process followed by the CEO and CFO to assure the truthfulness of such certificate.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors’ independence from Sovereign and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. During the course of the year, the Audit Committee also reviewed and considered the compatibility of its independent auditors’ performance of certain non-audit services with the maintenance of such auditors’ independence.

Recommendation

Based on the process referred to above, the Committee recommended to the Board that the audited financial statements be included in Sovereign’s Annual Report on SEC Form 10-K for the year ended December 31, 2003.

Fees of Independent Auditors

The following table sets forth the aggregate fees billed to Sovereign for the fiscal years ended December 31, 2003 and December 31, 2002 by Sovereign’s principal accounting firm Ernst & Young LLP.

December 31, 2003
Audit Fees	$2,264,263
Audit-Related Fees	88,978
Tax Fees	455,692
All other fees	66,296
$2,875,229

Audit fees in 2003 include fees associated with the annual audit of Sovereign Bancorp, Inc, subsidiary audits required for certain subsidiaries that are registered with the Securities and Exchange Commission, the reviews of Sovereign’s quarterly reports on Form 10-Q, accounting consultations, assistance with review of documents filed with the SEC, and comfort letters issued to underwriters for securities offerings.

Audit-related fees in 2003 principally included audits of employee benefit plans, audits of separate financial statements of entities that issued trust preferred securities, and attestation reports required under servicer agreements.

Tax fees in 2003 included tax compliance, tax advice and tax planning.

All other fees in 2003 principally include employee benefit advisory services.

December 31, 2002
Audit Fees	$2,331,655
Audit-Related Fees	304,713
Tax Fees	536,348
All other fees	72,416
$3,245,132

Audit fees in 2002 include fees associated with the annual audit of Sovereign Bancorp, Inc, subsidiary audits required for certain subsidiaries that are registered with either the Securities and Exchange Commission or the Office of Thrift Supervision, the reviews of Sovereign’s quarterly reports on Form 10-Q, accounting consultations, assistance with review of documents filed with the SEC, and comfort letters issued to underwriters for securities offerings.

Audit-related fees in 2002 principally included audits of employee benefit plans, attestation reports required under servicer agreements, and due diligence in connection with acquisitions.

Tax fees in 2002 included tax compliance, tax advice and tax planning.

All other fees in 2002 principally include risk management advisory services and human resource advisory services.

The Audit Committee considered whether the provision of nonaudit services by Sovereign’s principal auditors during 2003 was compatible with maintaining auditor independence.

The Audit Committee began considering whether the non-audit services proposed to be performed by Ernst & Young LLP in advance of such performance for compatibility with their independence beginning in September 2002.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditors

The Audit Committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the Audit Committee has received detailed information sufficient to enable the Audit Committee to pre-approve and evaluate such service. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the Audit Committee at or before the next scheduled meeting. There were no waivers by the Audit Committee of the pre-approval requirement for permissible non-audit services in 2003.

Appointment of Auditors for Sovereign’s 2004 Audit

The Audit Committee appointed Ernst & Young LLP to conduct the audit of the financial statements of Sovereign and its subsidiaries for the year ending December 31, 2004. Sovereign’s shareholders are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP at the annual meeting to which this proxy statement relates. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

This Report is not intended to be incorporated by reference into any filing made by Sovereign with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Brian Hard, Chairman
Daniel K. Rothermel, Vice Chairman
P. Michael Ehlerman
Andrew C. Hove, Jr.

ELECTION OF DIRECTORS

Background

Sovereign’s Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible.

Sovereign’s Board of Directors currently consists of six members and is divided into three classes: Class I directors, whose term expires in 2006; Class II directors, whose term expires in 2004 (at the Meeting); and Class III directors, whose term expires in 2005.

Based on the recommendation of the Nominating Committee, the Board of Directors has unanimously nominated Andrew C. Hove, Jr. and Daniel K. Rothermel for election as Class II directors of Sovereign, except that each nominee abstained from voting on his own nomination. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. Sovereign’s management, however, has no present reason to believe that any Class II nominee will be unable to serve as a director, if elected.

The two nominees who receive the highest number of votes cast at the Meeting will be elected Class II directors. Shares represented by properly delivered proxies will be voted for the Class II nominees unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by voting his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

Nominating Committee Process for the Selection of Nominee Candidates

To be considered by the Nominating Committee, a director nominee is evaluated under the following characteristics, some of which the Nominating Committee considers mandatory as indicated below:

•	excellent character and integrity (mandatory);

•	no real or apparent material conflicts of interest and a willingness to acknowledge that he or she represents all shareholders (mandatory);

•	experience in the financial services business and “hands on” familiarity with the regulatory relationship between banks and bank holding companies evidenced by prior service on the Board of Sovereign Bank, or service on a board of a bank or bank holding company acquired by Sovereign (mandatory). Persons who the Nominating Committee determines to be otherwise qualified but do not meet this prior experience requirement may be invited to serve on the Board of Directors of Sovereign Bank before becoming eligible to be a nominee for election as a director of Sovereign;

•	willingness to agree to observe Sovereign’s corporate governance policies, including Sovereign’s Code of Conduct and Ethics, and the principles underlying applicable federal and state banking laws (mandatory);

•	leadership in his or her field;

•	a history of achievements that reflect high standards for themselves and others;

•	broad experience and the ability to exercise sound business judgment;

•	experience as either a CEO, CFO, or COO of a significant business;

•	the ability to work in a collegial board environment (mandatory);

•	the ability to approach others assertively, responsibly and supportively, and a willingness to ask tough questions in a manner that encourages open discussion;

•	service on no more than one other for-profit public company board and such service does not prevent the individual from devoting adequate time to Sovereign;

•	the director is “financially literate;”

•	significant executive, professional, educational or regulatory experience in financial, auditing, accounting, or banking matters;

•	experience as an audit committee member preferably at a financial services company;

•	understands and stays current on corporate governance and management “best practices” and their application in complex, rapidly evolving business environments;

•	the ability and time to perform during periods of both short-term and prolonged crises;

•	understands and possesses empowerment skills and has a history of motivating high-performing talent;

•	possesses skills and the capacity to provide strategic insight and direction;

•	diversity of experience, skills, qualifications, occupations, education and backgrounds;

•	availability to attend Board meetings;

•	availability to participate in additional committee meetings which may or may not be held on the date of Board meetings;

•	availability (by telephone or in person) to participate in special meetings of the Board on an as needed basis;

•	availability to rigorously prepare prior to a Board and committee meeting (especially by critically reading all materials provided);

•	capacity to give undivided attention at each Board and committee meeting; and

•	availability to participate in ongoing director education.

In addition to these requirements, the Committee will also evaluate, in the context of the needs of the Board, whether the nominee’s skills are complementary to the existing Board members’ skills, and assess any material relationships with Sovereign or third parties that might adversely impact independence and objectivity, as well as such other criteria as the Nominating Committee determines to be relevant at the time. The Committee and Sovereign’s Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board’s needs. Sovereign may from time to time hire an independent search firm to help identify and facilitate the screening and interview process of director nominees.

The Nominating Committee considers nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this proxy statement under “Nominations for Election of Directors” on page 57. Potential nominees recommended by shareholders who comply with these procedures receive the same consideration that the Committee’s nominees receive, except that the Nominating Committee will also review the performance of any potential nominee who serves on the board of directors of Sovereign or Sovereign Bank as an additional consideration which is not applied to potential nominees recommended by shareholders.

Independence of Directors

In March 2003 and in February 2004, Sovereign’s Board of Directors, with the assistance of outside legal counsel, determined that each of the Board’s five non-management directors were independent from Sovereign and Sovereign’s management as contemplated by the NYSE’s listing standards.    The Board categorically determined that a lending relationship resulting from a loan made by Sovereign Bank to a Sovereign director or an affiliate would not affect the Board’s determination that the director was independent if the loan was made in compliance with Regulation O1 of the federal banking laws. The Board also categorically determined that any deposit, savings, checking, or similar account maintained at Sovereign Bank by a non-management director or any entity of which the director is an executive officer, partner or significant shareholder, which account is maintained in accordance with Sovereign Bank’s policies and on the same terms and conditions as those which are available to other similar customers of Sovereign Bank, shall not have any adverse effect on the independence of the director under the NYSE’s listing standards. The Board also categorically determined that payment of less than $50,000 to a non-management director or a member of his or her immediate family (excluding fees and certain other forms of compensation for service as a director of Sovereign) shall not have any adverse effect on the independence of the non-management director provided the Board determines that the director has no other relationship with Sovereign that would impair the non-management director’s independence. The Board determined that there were no other relationships between any non-management director and Sovereign or its management of a magnitude or character which would cause a director not to be independent. The Board concluded that a landlord and tenant relationship between another non-management director and Sovereign Bank did not affect the independence of that director because the amount of rent paid by Sovereign Bank was immaterial to Sovereign and immaterial to the director, based on the director’s total rental and other income. The Board concluded that the relationship was entered into in the ordinary course of business, on market terms and conditions, did not present any unfavorable features, and would have been entered into by Sovereign whether or not the landlord was a non-management director.

Beneficial Ownership of Stock

The following table sets forth certain information, including information regarding beneficial ownership of shares of common stock of Sovereign outstanding as of the Record Date, for (i) the nominees for election as Class II directors of Sovereign, (ii) the continuing Class I and Class III directors of Sovereign, (iii) each named present or former executive officer of Sovereign identified in the summary compensation table on page 28, (iv) all Sovereign directors and executive officers as a group, (v) Sovereign Bank directors and team members as a group and (vi) each person or group owning more than 5 percent of the outstanding shares of Sovereign common stock. Unless otherwise indicated, each such Sovereign director and each such named executive officer holds sole voting and investment power over the shares listed as beneficially owned and the shares listed constitute less than 1% of the outstanding shares. Unless otherwise indicated in a footnote, shares indicated as being subject to options are shares issuable pursuant to options outstanding and vested under Sovereign’s stock option plans as of the Record Date. Time in service for certain directors includes time served as a director of Sovereign’s and Sovereign Bank’s predecessor institutions.

1	For a loan to be in compliance with Regulation O, the loan (i) must be made in the ordinary course of business, (ii) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non affiliated parties, except as permitted by applicable federal banking law, and (iii) must not involve more than the normal risk of repayment or present other unfavorable features. Compliance with Regulation O is monitored by the Office of Thrift Supervision, Sovereign Bank’s primary federal regulator, as well as by Sovereign Bank staff.

Name	Age	Director Since	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock
NOMINEES AS CLASS II DIRECTORS TO SERVE UNTIL 2007
Andrew C. Hove, Jr.	69	2001	20,299		—
Daniel K. Rothermel	65	1976	262,594	(2)	—
CONTINUING CLASS I DIRECTORS TO SERVE UNTIL 2006
Brian Hard	57	1996	102,202	(3)	—
Cameron C. Troilo, Sr.	65	1974	788,207	(4)	—
CONTINUING CLASS III DIRECTORS TO SERVE UNTIL 2005
P. Michael Ehlerman	65	2001	17,185		—
Jay S. Sidhu	52	1987	3,708,695	(5)	1.21%
EXECUTIVE OFFICERS
Joseph P. Campanelli (6)	47	N/A	397,403	(7)	—
John P. Hamill (8)	63	N/A	310,191	(9)	—
James D. Hogan (10)	59	N/A	165,669	(11)	—
Dennis S. Marlo (12)	61	N/A	1,456,606	(13)	—
Lawrence M. Thompson, Jr. (14)	51	N/A	759,733	(15)	—
All Sovereign directors and executive officers as a group (11 persons)	N/A	N/A	7,988,784	(16)	2.58%
All Sovereign Bank directors (excluding Sovereign directors and the executive officers listed above) and team members of Sovereign Bank as a group	N/A	N/A	22,660,463	(17)	7.02%
Total aggregate stock ownership of the above persons	N/A	N/A	30,649,247	(18)(19)	9.41%
FMR Corp. 82 Devonshire Street, Boston, MA 02109	N/A	N/A	21,656,611	(20)	7.4%

(1)	The table reflects data supplied by each director and executive officer. The table also reflects shares of Sovereign common stock held by the trustee of the Sovereign ESOP which have been allocated to the accounts of the executive officers identified in the table, and as a group.

(2)	Mr. Rothermel holds shared voting and investment power over 20,939 shares. The number and percentage of shares beneficially owned by Mr. Rothermel include 3,357 shares held by Mr. Rothermel’s spouse with respect to which Mr. Rothermel disclaims beneficial ownership. The number and percentage of shares beneficially owned by Mr. Rothermel also include 120,000 shares subject to vested options.

(3)	The number and percentage of shares beneficially owned by Mr. Hard include 72,000 shares subject to vested options.

(4)	Mr. Troilo holds shared voting and investment power over 490,014 shares. The number and percentage of shares beneficially owned by Mr. Troilo include 120,000 shares subject to vested options.

(5)	Mr. Sidhu holds shared voting and investment power over 760,286 shares. The number and percentage of shares beneficially owned by Mr. Sidhu include 893,848 shares subject to vested options and 31,799 shares held by Sovereign’s 401(k) Retirement Plan that are allocated to Mr. Sidhu’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Sidhu also include 23,263 shares held by the Sovereign ESOP which are allocated to Mr. Sidhu’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Sidhu also include 32,166 shares of Sovereign common stock awarded as restricted stock under Sovereign’s 2001 Stock Incentive Plan. The number and percentage of shares beneficially owned by

Mr. Sidhu also include 366,619 shares purchased under the Sovereign Bonus Recognition and Retention Program, which shares are subject to substantial risk of forfeiture under the terms of such Program.

(6)	Mr. Campanelli is Vice Chairman of Sovereign.

(7)	The number and percentage of shares beneficially owned by Mr. Campanelli include 278,500 shares subject to vested options and 10,866 shares held by Sovereign’s 401(k) Retirement Plan which are allocated to Mr. Campanelli’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Campanelli also include 2,298 shares held by the Sovereign ESOP that are allocated to Mr. Campanelli’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Campanelli also include 17,751 shares of Sovereign common stock awarded as restricted stock under Sovereign’s 2001 Stock Incentive Plan. The number and percentage of shares beneficially owned by Mr. Campanelli also include 44,383 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Program, which shares are subject to substantial risk of forfeiture under the terms of such Program.

(8)	Mr. Hamill is Chairman and Chief Executive Officer of the Sovereign Bank New England Division of Sovereign Bank. Before joining Sovereign Bank in 2000, he served as President of Fleet National Bank – Massachusetts and President of Shawmut Corporation.

(9)	The number and percentage of shares beneficially owned by Mr. Hamill include 225,000 shares subject to vested options and 24,435 shares of Sovereign common stock awarded as restricted stock under Sovereign’s 2001 Stock Incentive Plan. The number and percentage of shares beneficially owned by Mr. Hamill also include 884 shares held by the Sovereign ESOP that are allocated to Mr. Hamill’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Hamill also includes 7,508 shares purchased under the Sovereign Bonus Recognition and Retention Program, which shares are subject to substantial risk of forfeiture under the terms of such Program. Mr. Hamill did not participate in the Bonus Recognition and Retention Program prior to 2002. Mr. Hamill has elected not to participate in the Sovereign 401(k) Retirement Plan.

(10)	Mr. Hogan is Sovereign’s Chief Financial Officer and Executive Vice President. Before joining Sovereign in 2001, he served as Executive Vice President and Controller of Firststar Corporation, formerly Star Bancorp, Inc.

(11)	The number and percentage of shares beneficially owned by Mr. Hogan include 100,000 shares subject to vested options and 16,453 shares of Sovereign common stock awarded as restricted stock under the Sovereign’s 2001 Stock Incentive Plan. The number and percentage of shares beneficially owned by Mr. Hogan also include shares subject to vested options and 3,155 shares held by Sovereign’s 401(k) Retirement Plan which are allocated to Mr. Hogan’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Hogan also include 512 shares held by the Sovereign ESOP that are allocated to Mr. Hogan’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Hogan include 24,353 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Program, which shares are subject to substantial risk of forfeiture under the terms of such Program.

(12)	Mr. Marlo is Chief Risk Management Officer and Executive Vice President of Sovereign. Mr. Marlo has elected to retire effective April 30, 2004.

(13)	Mr. Marlo holds shared voting and investment power over 16,232 shares. The number and percentage of shares beneficially owned by Mr. Marlo include 738,990 shares subject to vested options and 4,879 shares held by Sovereign’s 401(k) Retirement Plan which are allocated to Mr. Marlo’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Marlo also include 2,298 shares held by the Sovereign ESOP that are allocated to Mr. Marlo’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Marlo also include 14,032 shares of Sovereign common stock awarded as restricted stock under Sovereign’s 2001 Stock Incentive Plan. The number and percentage of shares beneficially owned by Mr. Marlo also include 36,712 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Program, which shares are subject to substantial risk of forfeiture under the terms of such Program.

(14)	Mr. Thompson is Vice Chairman and Chief Administrative Officer of Sovereign. He is also Chief Operating Officer and President of the Consumer Banking Division of Sovereign Bank.

(15)	Mr. Thompson holds shared voting and investment power over 130,657 shares. The number and percentage of shares beneficially owned by Mr. Thompson include 410,605 shares subject to vested options and 9,013 shares held by Sovereign’s 401(k) Retirement Plan which are allocated to Mr. Thompson’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Thompson also include 18,236 shares held by the Sovereign ESOP that are allocated to Mr. Thompson’s account and over which he exercises voting power. The number and percentage of shares beneficially owned by Mr. Thompson also include 26,417 shares of Sovereign common stock awarded as restricted stock under Sovereign’s 2001 Stock Incentive Plan. The number and percentage of shares beneficially owned by Mr. Thompson include 35,315 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Program, which shares are subject to substantial risk of forfeiture under the terms of such Program.

(16)	In the aggregate, these persons hold shared voting and investment power over 1,418,128 shares. The number and percentage of shares beneficially owned by them include 2,958,943 shares subject to vested options and 59,712 shares held by Sovereign’s 401(k) Retirement Plan allocated to the executive officers’ accounts and over which they exercise voting power. The number and percentage of shares beneficially owned by them also include 47,491 shares held by the Sovereign ESOP that are allocated to participant accounts and over which they exercise voting power. The number and percentage of shares beneficially owned by them also include 131,254 shares of Sovereign common stock awarded as restricted stock under Sovereign’s 2001 Stock Incentive Plan. The number and percentage of shares beneficially owned by them also include 514,890 shares purchased under the Sovereign Bonus Recognition and Retention Program, which shares are subject to substantial risk of forfeiture under the terms of such Program.

(17)	Shares include 2,228,416 shares allocated under Sovereign’s ESOP, 4,081,868 shares allocated under Sovereign’s 401(k) Retirement Plans, 126,129 shares purchased under the Sovereign Bonus and Recognition Program, which shares are subject to substantial risk of forfeiture under the terms of such Program, and approximately 16,157,402 shares subject to the exercise of both vested and nonvested options granted under one or more of Sovereign’s stock plans and restricted stock awarded under Sovereign’s 2001 Stock Incentive Plan, representing approximately 7.02% in the aggregate of Sovereign’s outstanding shares, after giving effect to the applicable vesting of plan shares and the exercise of options and the lapse of restrictions with respect to restricted stock awards.

(18)	Shares include 2,275,907 shares allocated under Sovereign’s ESOP, 4,141,580 shares allocated under Sovereign’s 401(k) Retirement Plans, 641,019 shares purchased under the Sovereign Bonus and Recognition Program, which shares are subject to substantial risk of forfeiture under the terms of such Program, and approximately 19,247,599 shares subject to the exercise of both vested and non-vested options granted under one or more of Sovereign’s stock plans and restricted stock awarded under Sovereign’s 2001 Stock Incentive Plan, representing approximately 9.41% in the aggregate of Sovereign’s outstanding shares, after giving effect to the applicable vesting of plan shares and the exercise of options and the lapse of restrictions with respect to restricted stock awards.

(18)	outstanding shares, after giving effect to the applicable vesting of plan shares and the exercise of options and the lapse of restrictions with respect to restricted stock awards.

(19)	Under a policy adopted by Sovereign’s Board in January 1998, and amended in December 2002, Sovereign’s non-employee directors, Sovereign’s CEO and Sovereign’s executive management are required to beneficially own shares of Sovereign common stock having a value of $100,000, six times base salary and three times base salary, respectively. Sovereign’s non-employee directors and Mr. Sidhu met the ownership requirement before the applicable deadlines. Members of Sovereign’s executive management met the ownership requirement before the applicable deadline, except for Mr. Hogan who has until December 31, 2006 to achieve his ownership requirement. Shares of Sovereign common stock subject to unexercised stock options, unvested restricted stock awards, unvested Sovereign matching account shares held under the Bonus Recognition and Retention Program, and shares allocated to the account of a Sovereign employee under Sovereign’s ESOP are not considered beneficially owned for purposes of the policy.

(20)	According to a Schedule 13G, filed on February 17, 2004, with the Securities and Exchange Commission jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company (“Fidelity”), Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The Schedule 13G indicates that at December 31, 2003, (i) Fidelity, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 16,214,160 shares of Sovereign’s common stock in its capacity as investment adviser to various registered investment companies (the “Fidelity Funds”) (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., Fidelity and the Fidelity Funds); (ii) Fidelity Management Trust Company (“Fidelity Management”), a bank that is wholly-owned by FMR Corp., was the beneficial owner of 2,491,231 shares of Sovereign’s common stock (the power to vote 2,450,631 of these shares and the power to dispose of all 2,491,231 shares resides with Mr. Johnson and FMR Corp. through control of Fidelity Management); (iii) Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 58,932 shares of Sovereign’s common stock in its capacity as an investment adviser to individuals; and (iv) Fidelity International Limited, as investment adviser of which Mr. Johnson is chairman but which is managed independently from FMR Corp., was the beneficial owner of 2,892,288 shares of Sovereign’s common stock. Mr. Johnson and his family own approximately 39.89% of the voting stock of Fidelity International Limited. FMR Corp. and Fidelity International Limited each disclaim beneficial ownership of common stock beneficially owned by the other.

The principal occupation and business experience during the last five years of, and other information with respect to, each nominee for election as a director of Sovereign and of each continuing director of Sovereign is as follows:

P. MICHAEL EHLERMAN. Mr. Ehlerman has served as Chairman of Yuasa Battery, Inc. since 2000. Mr. Ehlerman served as Chairman and CEO of Yuasa Battery, Inc. from 2000 through October 1, 2003. From 1998 to 2000 he served as Yuasa’s Vice Chairman and CEO and from 1991 to 1998 as President and COO of a predecessor entity. Mr. Ehlerman also served as Executive Vice President of Finance of Exide Corporation and held other senior executive financial and accounting positions with predecessor entities from 1982 to 1991. During his long career in finance and accounting, Mr. Ehlerman also served on the internal audit staff at General Electric Company and as assistant controller at a unit of United States Gypsum Company. Mr. Ehlerman was elected to Sovereign’s Board on September 18, 2002. He served as a director of Sovereign Bank and as a member of the Audit Committee of Sovereign Bank since January 2001. Mr. Ehlerman serves on Sovereign’s Compensation, Audit and Nominating Committees. He also serves as Chair of Sovereign’s Retirement Savings Plan Committee. The Board, in the exercise of its business judgment, has designated Mr. Ehlerman as the “audit committee financial expert” of the Audit Committee.

BRIAN HARD. Mr. Hard became Director and President of Penske Truck Leasing in 1988. Penske Truck Leasing is one of the largest transportation services companies in North America, employing 20,000 people and operating more than 200,000 commercial trucks. He was elected to Sovereign’s Board effective November 1, 1999, and has served as a director of Sovereign Bank since 1996. Mr. Hard serves as a member of Sovereign’s Compensation, Ethics and Corporate Governance, Nominating and Retirement Savings Plan Committees. Mr. Hard also serves as Chair of Sovereign’s Audit Committee.

ANDREW C. HOVE, JR. Mr. Hove joined Sovereign Bank as a Director in 2001 and became a Director of Sovereign in February 2002. Before joining Sovereign, Mr. Hove served as the Vice Chairman and then as the Acting Chairman of the FDIC, Washington, D.C., from 1990 until his retirement in January 2001. Prior to 1990, he served as Chairman and Chief Executive Officer of Minden Exchange Bank & Trust Co., headquartered in Nebraska. Mr. Hove also served as President of the Nebraska Bankers Association and acted as Vice President, American Bankers Association, representing Nebraska. Since March 15, 2002, Mr. Hove has served as a director of Great Western Bancorporation, Inc. (“Great Western”), a bank holding company headquartered in Omaha, Nebraska (formerly known as Spectrum Bancorporation, Inc.). Great Western operates 63 banking locations in Nebraska, South Dakota, Iowa, Missouri and Kansas, and had total assets, total deposits and stockholders’ equity of $2.2 billion, $1.7 billion and $128.2 million, respectively, at September 30, 2003. Mr. Hove also serves as a director of Saline State Bank of Wilber, Nebraska (“Saline”). Saline operates five branching locations in Nebraska and had total assets, total deposits and stockholders’ equity of $87.2 million, $63.3 million and $10.1 million, respectively, at September 30, 2003. Mr. Hove serves as a member of Sovereign’s Executive, Compensation, Audit, Nominating and Retirement Savings Plan Committees and also serves as Chair of Sovereign’s Ethics and Corporate Governance Committee.

DANIEL K. ROTHERMEL. Mr. Rothermel became President and Chief Executive Officer of Cumru Associates, Inc., a private holding company in 1989. He retired in 1989 as Vice President, General Counsel and Secretary of Carpenter Technology Corporation, a NYSE listed specialty materials manufacturer, a position he held for more than ten years. Mr. Rothermel serves as Chair of the Nominating and Executive Committees and also serves as a member of Sovereign’s Audit, Compensation, Ethics and Corporate Governance, Mergers and Acquisition and Retirement Savings Plan Committees. Mr. Rothermel acts as presiding or “lead director” at sessions of the non-management members of the Board of Directors and serves as Vice Chair of the Audit Committee.

JAY S. SIDHU. Mr. Sidhu became President and Chief Executive Officer of Sovereign in November 1989, and was named President and Chief Executive Officer of Sovereign Bank in March 1989. In April 2002, Mr. Sidhu was elected Chairman of Sovereign after the retirement of the former Chairman. Mr. Sidhu previously served as Treasurer and Chief Financial Officer of Sovereign since the organization of Sovereign in 1987. Mr. Sidhu serves as a member of Sovereign’s Executive and Retirement Savings Plan Committees, and also serves as Chair of Sovereign’s Mergers and Acquisition Committee.

CAMERON C. TROILO, SR. Mr. Troilo is the President and Chief Executive Officer of Cameron C. Troilo, Inc., a holding company for entities engaged in the construction and real estate management businesses. Mr. Troilo previously served as Vice Chairman of Yardley Savings & Loan Association, which was acquired by Sovereign Bank in 1989. He presently serves on the Executive, Ethics and Corporate Governance, Mergers and Acquisition, Nominating and Retirement Savings Plan Committees, and also serves as Chair of Sovereign’s Compensation Committee.

COMPENSATION PAID TO DIRECTORS

Sovereign believes that the amount, form and methods used to determine compensation are important ingredients in (i) attracting and maintaining directors who are independent, interested, diligent and actively involved in Sovereign’s affairs, and (ii) more substantially aligning the interests of Sovereign’s directors with the interests of Sovereign’s shareholders.

In 1996, shareholders approved the Non-Employee Director Compensation Plan as a means of compensating non-employee directors of Sovereign and Sovereign Bank for all services rendered as directors. The Non-Employee Director Compensation Plan requires that, on a quarterly basis, all non-employees serving as directors of Sovereign and/or Sovereign Bank receive a fixed number of shares of Sovereign common stock, plus cash for each Sovereign and Sovereign Bank Board meeting and each Executive Committee meeting which the director attends. The Non-Employee Director Compensation Plan was amended by the Compensation Committee and the Board of Directors in June 2000 and February 2003. Effective on July 1, 2000, all non-employees serving as directors of Sovereign receive $1,000 cash for each Sovereign Board or Executive Committee meeting which the director attends and an additional $600 cash for each Sovereign Bank Board meeting which the director attends if the director is also a director of Sovereign Bank. Chairpersons for each committee of Sovereign’s Board receive 250 shares of Sovereign common stock per quarter for service as a committee chairperson. All non-employee directors receive additional compensation of 1,250 shares of Sovereign common stock per quarter, plus an additional 375 shares per quarter if the director is also a director of Sovereign Bank. For the year ended December 31, 2003, each individual who served as a non-employee director of Sovereign for the full year received 5,000 shares of Sovereign common stock, $1,000 for each Board and Executive Committee meeting attended and 1,000 shares of Sovereign common stock for each committee for which such person served as chairperson. In addition, effective April 1, 2003, the Chairperson of the Audit Committee and the presiding or “lead director” of the Board, each received an additional 250 shares of Sovereign common stock per quarter for their services.

Also, in accordance with Sovereign’s policy of aligning interests of its directors and executive officers with shareholders, Sovereign adopted, in January 1998, and amended in December 2002, a policy under which all of Sovereign’s non-employee directors, as well as Sovereign’s CEO, who is a management director, are required to beneficially own shares of Sovereign common stock having a value of $100,000 and six times base salary, respectively. Sovereign’s non-employee directors and Sovereign’s CEO met the ownership requirement before the applicable deadlines. Shares of Sovereign common stock subject to unexercised stock options, unvested restricted stock awards, unvested Sovereign matching account shares held under the Bonus Recognition and Retention Program, and shares allocated to the account of a Sovereign employee under Sovereign’s employee stock ownership plans are not considered beneficially owned for purposes of the policy.

In July 1999, Sovereign’s Board of Directors adopted the Sovereign Bancorp, Inc. Non-Employee Directors Services Compensation Plan (the “Services Compensation Plan”). The Services Compensation Plan provides that individuals who are non-employee directors of Sovereign on the date their service as a Sovereign director ends are eligible to receive a cash payment in an amount equal to three times the highest annual retainer paid to such director during his or her term of service. The base for the payment amount does not include any other incentive compensation or other awards that may have been paid to a non-employee director during the course of any year. To be eligible, a non-employee director must have ten or more years of service as a director with Sovereign, Sovereign Bank or an affiliate and attain age 65. Credit is given for past service as a non-employee director on the board of any merged or acquired holding company, bank, or other affiliate. Payments under the Services Compensation Plan are made in one lump sum or in installments at the discretion of the Board. The Plan further provides that, in the event a director dies before receiving all benefits to which he or she is entitled, the director’s surviving spouse is entitled to receive any remaining benefits. Upon a change in control, the Services Compensation Plan provides that each non-employee director then sitting on the Sovereign Board, notwithstanding the length of time served as a director, becomes entitled to receive an amount equal to three times the highest annual retainer that such non-employee director had been paid. The definition of change in control for purposes of the Services Compensation Plan is identical to the definition of that term contained in the Sovereign Bancorp, Inc. 1996 Stock Option Plan. In May 2000, the

Services Compensation Plan was amended by the Board to clarify that the base for determining the amount of the payment distributed under the Plan includes fees paid while a director of Sovereign Bank.

In June 2002, Sovereign’s Board of Directors adopted the Non-Employee Directors Bonus Program. The program was amended in January 2004 to provide that any bonus earned under the program will be determined and paid as hereinafter described. The program provides that each individual who is serving as a non-employee director of Sovereign as of December 31, 2003 will be entitled to participate and, therefore, be entitled to bonuses, payable in cash, if certain financial objectives are met or exceeded for calendar years 2004, 2005, 2006 or 2007 and the non-employee director satisfies the program’s continued service requirements.

In the event Sovereign’s cash earnings, determined on a consolidated and fully-diluted basis, exceed the specified target for a relevant year, then each participating director, who remains a director at year end, will receive a cash payment equal to the fair market value of 5,000 shares of Sovereign common stock. The cash earnings targets for 2004 and 2005 are $1.70 and $1.95 per share, respectively. The cash earnings targets for 2006 and 2007 will be fixed by the Board prior to the beginning of each of those years. In addition to the earnings target, a bonus is not payable to eligible directors for that year if either (i) Sovereign’s “Tier 1” capital is less than 5.5% at year end (unless a different number is approved by the Board) or (ii) Sovereign Bank’s asset quality is worse than the average of the largest 25 banks in the United States (determined by asset size), which banks have commercial loans making up at least 25% of their total loan portfolios. Notwithstanding the foregoing, if one or more of the financial objectives set forth above are not achieved for a calendar year, the Compensation Committee, under the terms of the program, after a review of all relevant facts and circumstances, may determine that a bonus (or any portion thereof) with respect to such calendar year will, in fact, be paid if such payment, in the judgment of the Compensation Committee, is reasonably consistent with the goals of the program.

Appropriate adjustment in the number of shares upon which the cash payment is determined will be made to take into account stock dividends, stock splits and similar events. In the event of a “change in control” (as defined in Sovereign’s 2001 Stock Incentive Plan), all potential awards for the current and future years shall be deemed earned and become payable. All financial calculations required of the program will be performed by, or under the supervision of, the Compensation Committee.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Sovereign’s Executive Compensation Program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of independent, non-employee Directors. The Executive Compensation Program is structured and administered to support Sovereign’s goals and mission, which is to be a highly-focused, quality-driven, market-led and results-oriented company, seeking continually to outperform the market in terms of consistency, growth in earnings, quality of earnings and return on equity. The program is also structured to link executive compensation to Sovereign’s performance and, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, to more closely align the interests of executive management with those of Sovereign’s shareholders.

The Compensation Committee evaluates and determines compensation awards for the Chief Executive Officer and, together with the Chief Executive Officer, Jay S. Sidhu, makes recommendations to Sovereign’s Board regarding the compensation awards for certain senior executive officers. The Chief Executive Officer also evaluates and approves compensation and awards for other executive officers and reviews executive compensation programs with Sovereign’s Compensation Committee. Such compensation and awards are based upon a number of factors, including an assessment of Sovereign’s results of operations and performance against financial goals relating to critical success factors, earnings and capital levels and other factors. Over the last 20 years, Sovereign has instituted a number of plans, programs and policies to increase the stock ownership levels of Sovereign’s executive employees as well as all other employees at all levels within Sovereign. These plans, programs and policies are described below.

Compensation Philosophy

The Executive Compensation Program of Sovereign has been designed to:

•	align the interests of executives with the long-term interests of shareholders through award opportunities based on achievement of predetermined goals and objectives which result in ownership of common stock;

•	motivate key team members to achieve a superior level of quality performance and financial results by rewarding them for their achievement;

•	support a pay-for-performance policy that supplements overall company compensation amounts based on company-wide results, team oriented results and individual performance; and

•	provide the executive with an appropriate level of retirement income through the use of a combination of both qualified and nonqualified deferred compensation programs.

Components of Compensation

At present, the Executive Compensation Program is comprised of salary, annual short-term incentive opportunities, long-term incentive opportunities in the form of options to acquire Sovereign stock, restricted stock, deferred compensation and employee benefits, which are also significantly stock based. As an executive’s level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, potentially causing greater variability in the individual’s absolute compensation from year-to-year. Predetermined financial goals and objectives are set by the Compensation Committee in the case of the CEO, and the Board of Directors, based upon the recommendations of the Compensation Committee, in the case of other executive officers. The intent is to have incentive compensation tied to achieving certain objectives. Sovereign has engaged and will continue to engage, from time to time, independent compensation consultants to review and analyze Sovereign’s base salary amounts, short- and long-term incentive policies and programs and Sovereign’s compensation policy and structure generally. The Committee expects that adjustments will be made in the future (i) to increase the annual base salaries of executive officers to reflect the competitive salary market and (ii) to modify the performance measures contained in the current incentive plans and programs. In accordance with Sovereign’s policy, base salary levels remain below average compared to other companies within its peer group.

Short-Term Incentive Compensation

Incentive compensation awards in 2004 were based on a review of Sovereign’s 2003 performance. This review included an assessment of Sovereign’s results of operations for 2003 and of performance against financial goals, set in early 2003, relating to critical success factors, earnings and capital levels for 2003. The goals reflected the Compensation Committee’s determination of the appropriate goals for a growth-oriented company. No bonuses would have been required to be paid to executive management if Sovereign had not achieved these financial goals. Because Sovereign exceeded certain of the goals previously established by the Compensation Committee and approved by the Board, Mr. Sidhu was eligible to receive an incentive compensation award for 2003.

The amount of the incentive compensation award payable to Mr. Sidhu was determined solely on the basis of the performance criteria established by the Compensation Committee and approved by the Board in early 2003. Under these criteria, because Sovereign achieved a predetermined target of primary operating earnings per share for 2003, Mr. Sidhu was eligible for, and received a “Tier I” bonus of $500,000 in cash and $500,000 of compensation deferred under the Bonus Deferral Program (described under “Long-Term Incentive Compensation”). If Sovereign had not met this “Tier I” goal, no bonus would have been required to be paid. In addition, since primary operating earnings per share, Tier I capital and asset quality met or exceeded the Committee’s “Tier II” targets, Mr. Sidhu received an additional award of shares of restricted Sovereign common stock equal to $250,000. In addition to the Tier I and Tier II awards, the Compensation Committee recommended to the Board, and the Board approved, an additional discretionary incentive compensation award to Mr. Sidhu in the amount of $250,000 in cash and $250,000 of compensation deferred under the Bonus Deferral Program.

Under the terms of the Bonus Deferral Program, the deferred compensation component was applied by Sovereign, together with a matching amount, to purchase shares of Sovereign common stock. In addition, if by December 31, 2005 primary operating earnings per share and the price per share of Sovereign common stock each reaches or exceeds a target determined by the Sovereign Board, Mr. Sidhu is eligible to receive additional incentive compensation in the form of 150,000 shares of Sovereign common stock.

Effective as of January 1, 2003, Sovereign’s Board of Directors adopted an amended and restated Sovereign Bancorp, Inc. Leaders Incentive Plan (the “LIP”). The LIP is designed to provide incentive to certain employees of Sovereign and its subsidiaries to meet or exceed Sovereign’s financial goals. Depending on the achievement of certain annual corporate financial goals set by the Compensation Committee, participants may, based on their individual performances, be awarded additional compensation beyond base salary in the form of cash and/or Sovereign restricted common stock. Generally, eligible individuals include those full or part-time employees of Sovereign and its subsidiaries. The Chief Executive Officer is not eligible to participate in the LIP. Unless otherwise provided by the Compensation Committee, an individual may not participate in the LIP if he or she is a participant in any other incentive plan that provides for payment of an annual or periodic bonus. Awards under the LIP are based on calculations of certain factors consisting of (i) a corporate performance factor, which is based upon one or more earnings per share goals set by the Compensation Committee each plan year (calendar year) and (ii) an individual performance factor, which, among other things, is determined for each participant in accordance with guidelines set forth in Sovereign’s Performance Management Program. The corporate performance factor for a plan year must be met (or waived by the full Board of Directors) in order for any awards to be made for a plan year. Awards under the LIP are in such form as the Compensation Committee specifies and the Board of Directors approves, and may be cash or awards of restricted Sovereign common stock. With certain limited exceptions, in order to receive an award, a participant must be employed on both the last day of the plan year and the day awards are distributed. The distribution of awards is made as soon as practicable after Sovereign’s financial information is available for such plan year, with the target distribution date of no later than March 31st of the year following the close of the plan year. The Compensation Committee may, in circumstances it deems appropriate, waive strict application of any provision of the LIP, including the eligibility for participation. Subject to any legal or NYSE restrictions, any shares of restricted common stock distributed under the LIP may be treasury shares or authorized but previously unissued shares. Messrs. Campanelli, Hamill, Hogan, Marlo and Thompson are among the employees eligible to participate in the LIP.

The Compensation Committee determined the amount of bonus paid to Mr. Sidhu. Mr. Sidhu, together with the Compensation Committee, recommended the 2003 bonuses paid to the other named executives, which were approved by the Board.

Long-Term Incentive Compensation

In September 2002, Sovereign’s Board of Directors adopted the Senior Officers Bonus Program. The program was amended in January 2004 to provide that any bonus earned under the program will be determined and paid as hereinafter described. The program provides that each individual who is serving as a member of the Office of the Chairman of Sovereign Bank (“OCSB”) as of December 31, 2003 is entitled to participate and, therefore, is entitled to bonuses, payable in cash, if certain financial targets are met or exceeded for calendar years 2004, 2005, 2006, 2007 or 2008 and such individual satisfies the program’s continued service requirements.

In the event Sovereign’s cash earnings, determined on a consolidated and fully-diluted basis, exceed the specified target for a relevant year, then each participating officer, who remains a member of the OCSB at year end, will receive a cash payment equal to the fair market value of the number of shares of Sovereign common stock set forth below. The cash earnings targets for 2004 and 2005 are $1.70 and $1.95 per share, respectively. The cash earnings targets for 2006, 2007 and 2008 will be fixed by the Board prior to the beginning of each of those years. The number of shares of Sovereign common stock upon which the cash payments is determined, if the specified earnings targets are hit for the relevant years, are 10,000, 15,000, 15,000, 15,000 and 10,000 for 2004, 2005, 2006, 2007 and 2008, respectively. In addition to the earnings target, a bonus is not payable to eligible officers for that year if either (i) Sovereign’s “Tier 1” capital is less than 5.5% at year end (unless a different number is approved by the Board) or (ii) Sovereign Bank’s asset quality is worse than the average of the largest 25 banks in the United States (determined by asset size), which banks have commercial loans making up at least 25% of their total loan portfolios. Notwithstanding the foregoing, if one or more of the financial objectives set forth above are not achieved for a calendar year, the Compensation Committee, under the terms of the program, after a review of all relevant facts and circumstances, may determine that a bonus (or any portion thereof) with respect to such calendar year will, in fact, be paid if such payment, in the judgment of the Compensation Committee, is reasonably consistent with the goals of the program.

Appropriate adjustment in the number of shares upon which the cash payment is determined will be made to take into account stock dividends, stock splits and similar events. In the event of a “change in control” (as defined in Sovereign’s 2001 Stock Incentive Plan) all potential awards for the current and future years shall be deemed earned and become payable. In the case of an individual who becomes a member of the OCSB after December 31, 2003, the Board may permit him or her to participate in the program on such terms as it may specify. All financial calculations required of the program will be performed by, or under the supervision of, the Compensation Committee.

Sovereign’s shareholders approved the Sovereign Bancorp, Inc. 2001 Stock Incentive Plan (the “2001 Plan”) at the 2001 Annual Meeting of Shareholders. The 2001 Plan is designed to improve the performance of Sovereign and its subsidiaries and, by doing so, to serve the interests of the shareholders. By continuing to encourage ownership of Sovereign shares among those who play significant roles in Sovereign’s success, the 2001 Plan will continue to align the interests of Sovereign’s employees with those of its shareholders by relating capital accumulation to increases in shareholder value. In addition, the 2001 Plan enhances Sovereign’s ability to attract, motivate and retain employees of outstanding leadership and management ability. After awards are made with respect to 2003 performance, the number of shares of common stock available for the grant of options or awards of restricted stock under the 2001 Plan will be insufficient to support Sovereign’s compensation policy.

The 2001 Plan authorizes Sovereign to award employees incentive stock options and nonqualified stock options to purchase shares of Sovereign common stock at the fair market value per share at the date the option is granted. The 2001 Plan also authorizes the award of shares of restricted stock to eligible employees. The 2001 Plan was designed to further the success of Sovereign by making shares of common stock available to eligible employees of Sovereign, thereby providing an additional incentive to such employees to continue their relationship with Sovereign, and to give such employees a greater interest in Sovereign’s success.

Sovereign’s shareholders approved the Sovereign Bancorp, Inc. 1996 Stock Option Plan (the “1996 Plan”) at the 1996 Annual Meeting of Shareholders. The 1996 Plan, like its predecessor plans, is designed not only to provide incentive to management, but also to align a significant portion of the Executive Compensation Program with shareholder interests. The 1996 Plan permits Sovereign to grant officers and employees a right to purchase shares of stock at the fair market value per share at the date the option is granted. Effective as of November 19, 1998, the Board of Directors amended the 1996 Stock Option Plan to permit the limited transfer of nonqualified stock options to a member of the optionee’s immediate family, a trust for the exclusive benefit of a family member or pursuant to a domestic relations order. At the same time, the Board of Directors also amended the 1986 Stock Option Plan (“1986 Plan”) to permit the limited transfer of nonqualified stock options on the same terms as described above. A number of options granted under the 1996 Plan and 1986 Plan remain outstanding.

The Sovereign Bancorp, Inc. Bonus Recognition and Retention Program (the “Bonus Deferral Program”) was adopted by Sovereign’s Board of Directors effective November 1, 1997 and amended several times thereafter. At the time of its adoption, shareholder approval of the Bonus Deferral Program was not required. The Bonus Deferral Program permits a selected executive employee of Sovereign or certain of its subsidiaries to annually defer receipt of 25% to 50% of his or her bonus for a given year. The deferred amount is placed in a grantor trust and invested in Sovereign common stock which is purchased by the trust’s independent trustee in the open market. A 100% matching contribution is made to the trust by the employer on behalf of the participant and is likewise invested in Sovereign common stock which is purchased by the trust’s independent trustee in the open market. Earnings on the deferral and match are reinvested in such stock as well. A participant becomes 100% vested in the aggregate of each year’s deferral, match and earnings thereon five years after the initial funding of such year’s contributions to the trust. A participant also vests in the account balance in the event of termination of employment by reason of death, disability, retirement, involuntary termination or the occurrence of a change of control (as such terms are defined). Termination for cause (as defined) or voluntary termination of employment prior to the expiration of the five-year vesting period generally results in the forfeiture of the entire account balance, including the amount initially deferred by the participant. Payment of vested account balances is made, in stock, in accordance with the election of the participant or, in certain cases, at other times specified by the Bonus Deferral Program document. All shares are voted by the trustee in its discretion. Mr. Sidhu was required to defer 50% of his Tier I bonuses for 2003, 2002 and 2001 under the Bonus Deferral Program as well as 50% of his discretionary incentive compensation award for 2003. Mr. Campanelli elected to defer 50% of his cash bonuses for 2003, 2002 and 2001 under the Bonus Deferral Program. Mr. Hamill elected to defer 50% and 25% of his cash bonuses for 2003 and 2002, respectively, under the Bonus Deferral Program. Mr. Hogan elected to defer receipt of 50%, 50% and 35% of his cash bonuses for 2003, 2002 and 2001, respectively, under the Bonus Deferral Program. Mr. Marlo elected to defer 25% and 50% of his cash bonuses for 2003 and 2002, respectively, under the Bonus Deferral Program. Messrs. Hamill and Marlo elected not to participate in the Bonus Deferral Program in 2001. Mr. Thompson elected not to participate in the Bonus Deferral Program in 2003, 2002 and 2001. The Bonus Deferral Program is attached as Exhibit “D” to this Proxy Statement.

In addition to the qualified retirement benefit plans maintained by Sovereign for the benefit of their eligible employees, three additional nonqualified plans are maintained to, among other things, supplement benefits that may be limited by certain provisions of the Code. The qualified plans are the Sovereign 401(k) Retirement Plan and the Sovereign employee stock ownership plan. The three nonqualified plans are described below.

Effective as of June 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Enhanced Executive Retirement Plan (the “Enhanced Retirement Plan”). Under the Enhanced Retirement Plan, a selected executive employee of Sovereign or certain of its subsidiaries who satisfies the plan’s requirements will be entitled to an enhanced retirement benefit to the extent the retirement benefits payable from the qualified retirement plans and certain other sources is less than a targeted level. Such targeted level is an annual benefit equal to 60% of his or her average compensation (which includes salary, bonus, and deferred compensation but excludes income from the exercise of stock options). The actual supplemental retirement benefit to which an eligible executive is entitled to receive under the Enhanced Retirement Plan is reduced, but not below zero, by the sum of his or her (i) pension under the qualified defined benefit retirement plan (determined as of March 31, 1999, the date benefit accruals ceased under such plan), (ii) calculated Social Security benefit, and (iii) retirement benefit under the Supplemental Retirement Plan described below. In order to vest in the enhanced retirement benefit, an eligible executive must remain employed by Sovereign until age 55 and attain 5 years of service under the qualified retirement plan. Provision is made for a reduction in the plan benefit for a participant who terminates before age 60 or who has completed less than 15 years of service, but in no event will the targeted level be reduced below 30% of average compensation. Provision is also made by the plan document for enhanced survivor’s and disability retirement benefits. In the case of a change in control (as defined), special provisions apply, including immediate 100% vesting and the elimination of the reduction in benefit for age and years of service below the general plan requirements. Under certain circumstances (such as defined misconduct and a breach of any applicable covenant not to compete), the enhanced retirement benefit may be forfeited. Currently, only Messrs. Sidhu and Thompson have been selected to participate in the Enhanced Retirement Plan.

Effective as of January 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Supplemental Executive Retirement Plan (the “Supplemental Retirement Plan”). The purpose of the Supplemental Retirement Plan is to replace, for selected employees, those benefits under the qualified defined benefit retirement plan that were limited by certain provisions of the Code. These amounts are determined based on the benefit accrued at March 31, 1999, the date benefit accruals ceased under the defined benefit retirement plan. In general, selected employees will receive supplemental pensions equal to such limited amount, subject generally to the provisions, conditions and other limitations of the qualified plan document. Immediate 100% vesting is provided, however, upon the occurrence of a change in control (as defined). Plan benefits are provided through a grantor trust. Messrs. Sidhu, Marlo and Thompson participate in the Supplemental Retirement Plan.

The Sovereign Bancorp, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) was intended to serve two primary purposes. First, it was intended to replace, for selected employees, those benefits under the 401(k) Retirement Plan that are limited by certain provisions of the Code. A 50% matching contribution is made on behalf of a participant who defers receipt of at least the required minimum amount of his or her compensation, subject to the condition that matching contributions under the two plans will not be made with respect to more than 6% of compensation. Second, the Deferred Compensation Plan was intended to provide a vehicle for selected employees and directors of Sovereign and certain of its subsidiaries to defer receipt of compensation generally. The minimum and maximum annual deferrals permitted under the Deferred Compensation Plan for employee-participants were $2,600 and 75% of base salary and bonus, respectively. Participating directors were permitted to defer receipt of any portion of their fees. Interest was credited on all account balances at rates determined from time to time in accordance with the provisions of the plan document. Participants were always 100% vested in their account balances. Payment of plan benefits were generally made following termination of employment under the option (which may include a lump sum) selected by the participant. Deferrals under the Deferred Compensation Plan ceased effective December 31, 1999. As a result of enhancements made to the Sovereign 401(k) Retirement Plan and the termination of the Sovereign Pension Plan, the articulated purposes of the Deferred Compensation Plan were rendered obsolete. Account balances under this plan will be distributed in accordance with the terms of the plan when an event giving rise to distribution occurs.

On February 18, 2004, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved the implementation of a new “leading edge” customized approach to Sovereign’s long-term incentive compensation policy. This new long-term incentive approach is designed to provide team members throughout Sovereign with maximum flexibility and more meaningful long-term incentive compensation opportunities. This was achieved by permitting each team member to directly participate in the determination of his or her respective long-term incentive compensation awards based upon the team member’s individual risk tolerance level and personal wealth creation plan. The Compensation Committee determined that the revised long-term incentive approach will assist Sovereign in continuing to align the interests of its team members with the interests of its shareholders.

Team members throughout Sovereign will be eligible to receive a combination of either stock options, restricted stock or a cash bonus only after the five-year incentive vesting period has elapsed from an award date. Awards to members of the OCSB and Sovereign’s other executive officers may not include cash. In addition to the five-year incentive vesting requirement, awards to the OCSB are subject to substantial performance goals as determined by the Compensation Committee at the time an award is made.

The tables which follow, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion. This report has been furnished by the Compensation Committee whose members are:

Cameron C. Troilo, Sr., Chairman
P. Michael Ehlerman
Brian Hard
Andrew C. Hove, Jr.
Daniel K. Rothermel

COMPENSATION PAID TO EXECUTIVE OFFICERS

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by or paid for services in all capacities to Sovereign with respect to the fiscal years ended December 31, 2003, 2002 and 2001, for Sovereign’s Chief Executive Officer and each of the other five most highly compensated senior executive officers of Sovereign whose total annual salary and bonus exceeded $100,000 (collectively, the “Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
Name	Year	Salary ($)(1)	Bonus ($)(2)	Restricted Stock Awards (#)(3)	Securities Underlying Options/ SARs (#)(4)		All Other Compensation ($)(5)(6)
Jay S. Sidhu Chairman, President and Chief Executive Officer	2003 2002 2001	$800,000 687,000 663,000	$750,000 500,000 750,000	19,052 19,084 0	68,800 150,000 200,000	(7)	$8,000 8,000 8,594

Joseph P. Campanelli (8) Vice Chairman	2003 2002 2001	400,000 325,000 306,000	133,333 100,000 91,667	8,509 7,117 7,489	23,358 50,000 100,000	(7)	8,000 8,000 16,140

John P. Hamill Chairman and Chief Executive Officer of Sovereign Bank – New England Division (9)	2003 2002 2001	376,923 300,000 300,000	133,333 150,000 183,333	17,193 7,117 7,489	0 50,000 100,000	(7)	0 0 0

James D. Hogan Chief Financial Officer and Executive Vice President (10)	2003 2002 2001	376,923 300,000 210,000	150,000 100,000 64,166	9,211 7,117 7,489	23,358 50,000 50,000	(7)	8,000 7,136 7,432

Dennis S. Marlo Chief Risk Management Officer and Executive Vice President (11)	2003 2002 2001	345,385 330,000 330,000	175,000 100,000 166,667	7,017 7,117 6,808	0 50,000 95,000	(7)	8,000 8,000 9,450

Lawrence M. Thompson, Jr. Vice Chairman and Chief Administrative Officer (12)	2003 2002 2001	400,000 347,000 330,000	300,000 200,000 200,000	18,948 7,117 8,170	0 75,000 105,000	(7)	8,000 7,311 7,028

(1)	Effective April 1, 2003, Mr. Hamill’s, Mr. Hogan’s and Mr. Marlo’s salary increased to $400,000, $400,000 and $350,000, respectively. In October 2002, Mr. Thompson’s and Mr. Campanelli’s salary were each increased to $400,000, and Mr. Sidhu’s salary was increased to $800,000.

(2)	The amounts shown for Mr. Sidhu for 2003, 2002 and 2001 reflect 50% of his Tier I bonuses actually awarded because Mr. Sidhu was required to defer, subject to substantial risk of forfeiture, receipt of 50% of each of his 2003, 2002 and 2001 Tier I bonuses under the Bonus Deferral Program. The amount shown for Mr. Sidhu also reflects 50% of the additional discretionary incentive compensation award for 2003 which required Mr. Sidhu to defer, subject to substantial risk of forfeiture, receipt of 50% of such award. The amounts shown for Mr. Campanelli for 2003, 2002 and 2001 reflect 50% of his cash bonuses actually awarded because Mr. Campanelli elected to defer, subject to substantial risk of forfeiture, receipt of 50% of each of his 2003, 2002 and 2001 cash bonuses under the Bonus Deferral Program. Mr. Hamill elected to not participate in the Bonus Deferral Program in 2001. The amounts shown for Mr. Hamill for 2003 and 2002 reflect 50% and 75%, respectively, of his cash bonuses actually awarded because Mr. Hamill elected to defer, subject to a substantial risk of forfeiture 50% and 25% of his 2003 and 2002 cash bonuses, respectively, under the Bonus Deferral Program. Mr. Hamill elected not to participate in the Bonus Deferral Program in 2001. The amounts shown for Mr. Hogan for 2003, 2002 and 2001 reflect 50%, 50% and 65%, respectively, of his cash bonuses actually awarded because Mr. Hogan elected to defer, subject to substantial risk of forfeiture, receipt of 50%, 50% and 35% of each of his 2003, 2002 and 2001 cash bonuses, respectively, under the Bonus Deferral Program. The amounts shown for Mr. Marlo for 2003 and 2002 reflect 75% and 50%, respectively, of his cash bonuses actually awarded because Mr. Marlo elected to defer, subject to substantial risk of forfeiture, receipt of 25% and 50% of his 2003 and 2002 cash bonuses, respectively, under the Bonus Deferral Program. Mr. Marlo elected not to participate in the Bonus Deferral Program in 2001. Mr. Thompson elected not to participate in the Bonus Deferral program in 2003, 2002 and 2001. Each year, deferred amounts, as well as Sovereign’s matching contribution with respect to such deferrals, are subject to a substantial risk of forfeiture for five years. See the “Proposal to Approve the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program” below for a more complete description of the Bonus Deferral Program.

(3)	The number of shares of restricted stock shown for Mr. Sidhu for 2003 was determined by dividing his Tier II bonus amount of $250,000 by the $23.75 closing price per share of Sovereign common stock on December 31, 2003 and also includes a long-term incentive award of 8,526 shares of restricted stock. The number of shares of restricted stock shown for Mr. Sidhu for 2002 was determined by dividing his Tier II bonus amount of $250,000 by the $13.10 closing price per share of Sovereign common stock on February 19, 2003, the day the Board of Directors approved Mr. Sidhu’s Tier II Bonus. These restricted shares vest ratably over a three-year period from the date of the award. Mr. Sidhu did not receive an award of restricted stock for 2001. The number of shares of restricted stock shown for Mr. Campanelli and Mr. Hamill for 2003 was determined by dividing $133,333 of his bonus award by the $23.75 closing price per share of Sovereign common stock on December 31, 2003 and also includes, respectively, a long-term incentive award of 2,895 and 11,579 shares of restricted stock. The number of shares of restricted stock shown for Messrs. Hamill Hogan and Thompson for 2003 was determined by dividing $150,000 of each of their respective bonus awards by the $23.75 closing price per share of Sovereign common stock on December 31, 2003 and also includes, respectively, long-term incentive awards of 2,895 and 12,632 shares of restricted stock. The number of shares of restricted stock shown for Mr. Marlo for 2003 was determined by dividing $116,667 of his bonus award by the $23.75 closing price per share of Sovereign common stock on December 31, 2003 and also includes a long-term incentive award of 2,105 shares of restricted stock. The number of shares of restricted stock shown for Messrs. Campanelli, Hamill, Hogan, Marlo and Thompson for 2002 was determined by dividing $100,000 of each of their respective bonus awards by the $14.05 closing price per share of Sovereign common stock on December 31, 2002. The restricted shares awarded to each of Messrs. Sidhu, Campanelli, Hamill, Hogan, Marlo and Thompson with respect to their 2003 bonuses vest ratably over a three-year period from the date of the award. The restricted shares awarded to each of Messrs. Sidhu, Campanelli, Hamill, Hogan, Marlo and Thompson as long-term incentive compensation do not vest unless and until the price of a share of Sovereign common stock trades at or above $30 per share for at least 20 consecutive trading days. In addition, the restricted shares do not vest unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the aforementioned price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under regulations of the Office of Thrift Supervision in effect as of the date of grant. The restricted shares awarded to Messrs. Sidhu, Campanelli, Hamill, Hogan, Marlo and Thompson for 2002 vest ratably over a three-year period from the date of the award. The restricted shares awarded to Messrs. Campanelli, Hamill, Hogan and Thompson for 2001 vest ratably over a three-year period from the date of the award. Restricted stock awards were made pursuant to the Sovereign 2001 Stock Incentive Plan.

(4)	The options granted to Messrs. Sidhu, Campanelli and Hogan in 2004 as long-term incentive compensation are not exercisable unless and until the price of a share of Sovereign common stock trades at or above $30 per share for at least 20 consecutive trading days. In addition, the options are not exercisable unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the aforementioned price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under regulations of the Office of Thrift Supervision in effect as of the date of grant. The options granted to Messrs. Sidhu, Campanelli, Hamill, Hogan, Marlo and Thompson in 2003 for 2002 performance are not exercisable unless and until the price of a share of Sovereign common stock trades at or above $20 per share for at least 20 consecutive trading days. In addition, the options are not exercisable unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the aforementioned price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under regulations of the Office of Thrift Supervision in effect as of the date of grant. The options granted to Messrs. Sidhu, Campanelli, Hamill, Hogan, Marlo and Thompson in 2002 for 2001 performance were not exercisable until the price of a share of Sovereign common stock traded at or above $20 per share or three years elapsed from the date of grant, whichever occurred first. These options are now exercisable.

(5)	Does not include the value of 280 shares of Sovereign common stock allocated to each of the accounts of Messrs. Sidhu, Campanelli, Hamill, Hogan, Marlo and Thompson respectively, under the terms of Sovereign’s ESOP for 2003. Does not include the value of 480 shares, 330 shares, 320 shares, 238 shares, 330 shares and 444 shares of Sovereign common stock allocated to the accounts of each of Messrs. Sidhu, Campanelli, Hamill, Hogan, Marlo and Thompson, respectively, under the terms of Sovereign’s ESOP for 2002. Does not include the value of 629 shares, 320 shares, 289 shares, 329 shares and 558 shares of Sovereign common stock allocated to the accounts of each of Messrs. Sidhu, Campanelli, Hamill, Marlo and Thompson, respectively, under the terms of Sovereign’s ESOP for 2001. Mr. Hogan was not eligible to participate in the Sovereign ESOP in 2001.

(6)	Amounts appearing in this column include Sovereign’s contributions on behalf of each named person to the Sovereign Bancorp, Inc. 401(k) Retirement Plan

(7)	The options granted to Messrs. Sidhu, Campanelli and Hogan in 2004 are part of the long-term incentive compensation approach described in the Report of the Compensation Committee on page 22. The long-term incentive compensation for Messrs. Sidhu, Campanelli and Hogan is a mix of options and restricted shares. Messrs. Hamill, Marlo and Thompson were awarded their entire 2004 long-term incentive compensation in the form of restricted stock.

(8)	Mr. Campanelli is President and Chief Operating Officer of the Sovereign Bank New England Division of Sovereign Bank and Vice Chairman of Sovereign.

(9)	Mr. Hamill is Chairman and Chief Executive Officer of Sovereign Bank New England. Before joining Sovereign Bank in 2000, he served as President of Fleet National Bank - Massachusetts and President of Shawmut Corporation.

(10)	Mr. Hogan joined Sovereign as Chief Financial Officer in April 2001 and has served as Chief Financial Officer and Executive Vice President since April 2002. Prior to that Mr. Hogan served as Executive Vice President and Controller at Firstar Corporation, formerly Star Bancorp, from May 1993 until April 2001, and as Controller of Star Bank from 1987 until 1993.

(11)	Mr. Marlo joined Sovereign upon completion of Sovereign’s acquisition of ML Bancorp, Inc. where he served as Chairman and Chief Executive Officer. He served as President of the Pennsylvania Division of Sovereign Bank from February 28, 1998 until he was appointed Chief Financial Officer and Treasurer of Sovereign effective May 18, 1998. Mr. Marlo served as Chief Financial Officer and Treasurer of Sovereign until April 2001 when he was appointed to his current position. Mr. Marlo has elected to retire effective April 30, 2004.

(12)	Mr. Thompson became a Vice Chairman and Chief Administrative Officer of Sovereign in September 2002. Mr. Thompson served as Chief Administrative Officer of Sovereign since 1997. He has been employed by Sovereign in various capacities since 1987.

The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 2003 to the Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Price Appreciation For Option Term(4)
Name	(#)(1)	Year	($/sh)(2)(3)	Date	5% ($)	10% ($)
Jay S. Sidhu	150,000	4.33%	13.10	03/18/13	$1,235,778	$3,131,704
Joseph P. Campanelli	50,000	1.44%	13.10	03/18/13	411,926	1,043,901
John P. Hamill	50,000	1.44%	13.10	03/18/13	411,926	1,043,901
James D. Hogan	50,000	1.44%	13.10	03/18/13	411,926	1,043,901
Dennis S. Marlo	50,000	1.44%	13.10	03/18/13	411,926	1,043,901
Lawrence M. Thompson, Jr.	75,000	2.16%	13.10	03/18/13	617,889	1,565,852

(1)	Terms of these nonqualified stock options are for a period of ten years and one month from the date the option is granted.

(2)	The options granted to Messrs. Sidhu, Campanelli, Hamill, Hogan, Marlo and Thompson in 2003 are not exercisable unless and until the price of a share of Sovereign common stock trades at or above $20.00 per share for at least 20 consecutive trading days. In addition, the options are not exercisable unless and until, at the end of the fiscal quarter coincident with or immediately preceding the later of the attainment of the aforementioned price requirement or five years having elapsed from the date of grant, Sovereign Bank is “well capitalized” under the regulations of the Office of Thrift Supervision in effect as of the date of grant. Options are not exercisable following an optionee’s voluntary termination of employment other than by reason of retirement or disability.

(3)	Under the terms of the 2001 Plan, the exercise price per share must equal the fair market value on the date the option is granted. The exercise price may be paid in cash, in shares of Sovereign common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Sovereign, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4)	The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of Sovereign common stock.

The following table sets forth information concerning exercised and unexercised options to purchase Sovereign common stock:

AGGREGATED OPTIONS EXERCISED IN LAST YEAR
AND DECEMBER 31, 2003 OPTION VALUE

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2003 ($) Exercisable/Unexercisable
Jay S. Sidhu	437,066	4,097,605	813,848/542,500	10,866,949/6,476,375
Joseph P. Campanelli	6,000	100,740	269,750/140,000	4,020,328/1,539,750
John P. Hamill	0	0	225,000/50,000	3,228,000/532,500
James D. Hogan	0	0	100,000/50,000	1,316,500/532,500
Dennis S. Marlo	64,000	1,233,280	748,990/127,500	12,995,436/1,572,625
Lawrence M. Thompson, Jr.	45,044	406,232	370,605/257,500	4,960,101/3,005,275

Equity Compensation Plan Information

Following is a summary of the number of outstanding options granted by Sovereign to employees and other participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	11,249,756	(2)(3)	$11.32	4,228,078	(4)
Equity compensation plans not approved by security holders (5)	50,000		$8.40	641,019	(6)
Total	11,299,756		$11.31	4,869,097

(1)	The information relates exclusively to options; no warrants or rights were granted under any Sovereign equity compensation plan.

(2)	Consists of securities granted under the following shareholder-approved plans: the 2001 Stock Incentive Plan and the 1996 Stock Option Plan, and the following shareholder-approved plans that have been discontinued: the 1997 Non-Employee Directors’ Stock Option Plan, the 1993 Stock Option Plan, and the 1986 Stock Option Plan.

(3)	Excludes the Purchase Plan, which has an approved reserve of 1,000,000 shares, as adjusted. Since the number of shares available for issuance under this plan will shortly be exhausted, Sovereign is requesting that shareholders approve the continuation of the plan at the Meeting. If approved, 3,000,000 shares will be available to be issued under the plan, subject to automatic increase by a number of shares equal to 1% of Sovereign’s total outstanding shares each year to a maximum of 20,000,000 shares. See “Proposal to Approve the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan and the Sovereign Bancorp, Inc. Employee Stock Purchase Plan” for a description of the material features of the Purchase Plan.

(4)	Includes 35,103 and 195,930 shares available for future issuance under the Purchase Plan and the Non-Employee Director Compensation Plan, respectively. The number of shares available for issuance under the Purchase Plan reflects the number of shares remaining for issuance on December 31, 2003. Also includes 1,278,237 restricted shares that were available for award under the 2001 Stock Incentive Plan as of December 31, 2003.

(5)	Consists of 50,000 options issued to Mr. Hogan prior to his employment with Sovereign. Mr. Hogan began employment with Sovereign approximately two weeks later at which time when the Board of Directors approved the options, Sovereign’s stock price had increased by $1.81 per share. Since no approved plans permit the issuance of stock options whose exercise price is less than the fair market value at the date of grant, these options were granted outside of the plans approved by shareholders. Also consists of 641,019 shares held under the Bonus Deferral Program. Sovereign is requesting that shareholders approve the Bonus Deferral Program at the Meeting. See “Proposal to Approve the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program” for a description of the material terms of the Bonus Referral Program.

(6)	By its terms the number of shares issuable under the Bonus Deferral Program depends on the amount of any bonus deferred by a participant and the price per share of Sovereign common stock on the date the deferral and Sovereign’s matching contribution is deposited in the grantor trust. Therefore, the number of securities remaining available for future issuance under the Bonus Deferral Program cannot be determined.

The table does not include information for equity compensation plans assumed by Sovereign in connection with Sovereign’s acquisitions of the companies which originally established those plans. As of December 31, 2003, a total of 2,012,577 shares of Sovereign common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $8.55 per share. No additional options may be granted under those assumed plans.

EMPLOYMENT AGREEMENTS

Jay S. Sidhu.    Sovereign and Sovereign Bank entered into an employment agreement, dated March 1, 1997, with Jay S. Sidhu, which superseded, in its entirety, Mr. Sidhu’s then existing employment agreement. Mr. Sidhu’s agreement has an initial term of five years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of five years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. No such notice has been given.

The agreement provides a base salary, which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for Mr. Sidhu.

If Mr. Sidhu’s employment is terminated without cause (as defined), or if Mr. Sidhu voluntarily terminates employment for “good reason,” Mr. Sidhu becomes entitled to severance benefits under the agreement. The term good reason includes the assignment of duties and responsibilities inconsistent with Mr. Sidhu’s status as President and Chief Executive Officer, a reduction in salary or benefits or a reassignment which requires Mr. Sidhu to move his principal residence more than 100 miles from Sovereign’s principal executive office. If any such termination occurs, Mr. Sidhu will be paid an amount equal to five times the sum of (i) his highest annual base salary under the agreement, and (ii) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in sixty equal monthly installments. In addition, in the event of such termination, Mr. Sidhu will be entitled to continuation of certain insurance and other specified benefits for sixty months or until he secures substantially similar benefits through other employment, whichever shall first occur. Further, Mr. Sidhu will be entitled to additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the agreement, including increased benefits under Sovereign’s long-term incentive plans. If the payments and benefits under the agreement, when aggregated with other amounts received from Sovereign and Sovereign Bank, are such that Mr. Sidhu becomes subject to excise tax on excess parachute payments under Code Sections 4999 and 280G of the Internal Revenue Code, he will receive additional payments equal to such excise tax and any incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement. Sovereign estimates that, if Mr. Sidhu had terminated employment as of March 1, 2004 under circumstances entitling him to the above-described severance benefits, he would have been entitled to receive approximately $9.8 million, exclusive of the non-cash benefits, additional retirement benefits, and any potential excise tax-related payments.

If Mr. Sidhu’s employment terminates by reason of his disability, he will be entitled to continuation of 80% of the annual base salary and bonus described above, less amounts payable under any disability plan of Sovereign, until the earliest of (i) his return to employment, (ii) his attainment of age 65, or (iii) his death. Provision is also made generally for the continuation of insurance and other specified benefits for such period, as well as additional credits for retirement benefit purposes.

The agreement contains provisions restricting Mr. Sidhu’s right to compete with Sovereign and Sovereign Bank during the period he is receiving severance or disability benefits thereunder, except under certain circumstances.

Joseph P. Campanelli.    Sovereign entered into an employment agreement with Joseph P. Campanelli, dated January 30, 2003, which superseded his then-existing employment agreement. Mr. Campanelli’s agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. No such notice has been given.

The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in bonus plans, a right to receive insurance, vacation, retirement, deferred compensation and other fringe benefits, automobile and parking allowances and club dues and business-related expenses.

In the event of Mr. Campanelli’s termination of employment without cause (as defined) or for good reason (as defined) following the occurrence of a change in control (as defined), he becomes entitled to severance benefits under the agreement. The benefits are (i) payment, for a period of three years, of the sum of his highest base salary as of the date of termination (or prior to reduction constituting good reason) and the preceding three calendar years and his highest bonus for the preceding three calendar years, payable in monthly installments, and (ii) continuation, for three years, of all life, disability, medical insurance and other normal welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event Mr. Campanelli’s employment is terminated without cause prior to the occurrence of a change in control, he is entitled to (i) payment, for the greater of one year or the remaining term of the agreement, of the sum of his base salary as of the date of termination (or prior to reduction preceding termination) and the average of his bonuses for the preceding three calendar years, and (ii) continuation, for the greater of one year or the remaining term of the agreement, of all life, disability, medical insurance and other normal welfare benefits in effect during the preceding two calendar years, or tax-effected payments in lieu thereof if plan participation is not permitted. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, would cause the excise tax provisions of Code Section 4999 to apply, Mr. Campanelli is entitled to receive such additional amounts as are necessary to neutralize the effect on him of the imposition of such tax and related incremental income tax.

If Mr. Campanelli voluntarily terminates his employment during the term of the agreement, he is subject to a covenant not to compete and an agreement not to solicit customers or employees for a period of 12 months.

John P. Hamill.    Sovereign has also entered into an employment agreement with John Hamill, dated January 7, 2000. The agreement has an initial term of three years and, thereafter, for such term as the parties mutually agree. The agreement provides a base salary which, if increased by action of the Board of Directors, is deemed to amend the employment agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and to receive insurance, vacations, pension and other fringe benefits. In February 2003, Sovereign and Mr. Hamill agreed to extend the term until 2005.

If Mr. Hamill voluntarily terminates employment for good reason (as defined) following a change in control (as defined), Mr. Hamill becomes entitled to severance benefits under the agreement. The benefits are continuation of salary, bonus (equal to the highest annual bonus received in three prior years), and insurance and other fringe benefits for three years. If in the absence of a change in control, Mr. Hamill’s employment is terminated without cause, Mr. Hamill is entitled to continuation of salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for the greater of one year or the remaining term of the employment agreement. The agreement contains a provision restricting Mr. Hamill’s right to compete, for a period of 12 months, after a voluntary termination of employment, in all other circumstances, after termination of employment, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Hamill would cause the excise tax provisions of Code Section 4999 to apply, he is entitled to receive from Sovereign such additional payments as are necessary to neutralize the effect on him of the imposition of such tax, then the payments and benefits under such agreement will be reduced to the minimum extent necessary to avoid such tax.

James D. Hogan.    Sovereign has entered into an employment agreement with James D. Hogan, dated as of June 1, 2001. The term of employment terminates on April 30, 2004, unless the term is extended by mutual agreement. The agreement provides a base salary, which, if increased by action of the Board of Directors or the Chief Executive Officer, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors, and to receive insurance, vacation, pension, reimbursement for relocation, and other fringe benefits.

If, following a change in control (as defined), Mr. Hogan voluntarily terminates his employment for good reason (as defined) or is involuntarily terminated without cause (as defined), Mr. Hogan becomes entitled to severance benefits under the agreement. The benefits are continuation, for the greater of two years or the remaining term of the employment agreement, of his then base salary (unless Mr. Hogan resigns for good reason because of a reduction in his base salary, whereas he is entitled to receive his base salary prior to such reduction), bonus (equal to the highest bonus paid to Mr. Hogan over the three prior years), and insurance benefits. If in the absence of a change in control, Mr. Hogan’s employment is terminated without cause, Mr. Hogan is entitled to continuation of his then base salary and insurance benefits for the greater of two years or the remaining term of his employment agreement. The agreement contains a provision restricting Mr. Hogan’s right to compete for a period of 12 months after Mr. Hogan voluntarily terminates his employment or Mr. Hogan’s employment is terminated for cause. In all other circumstances, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Hogan would cause the excise tax provisions of Code Section 4999 to apply, he is entitled to receive from Sovereign such additional payments as are necessary to neutralize the effect on him of the imposition of such tax.

Dennis S. Marlo.    In connection with Sovereign’s completion of the acquisition of ML Bancorp, Inc. in February 1998, Sovereign agreed to honor the employment agreements between Mr. Dennis S. Marlo, the former President and Chief Executive Officer of ML Bancorp, Inc., and each of ML Bancorp, Inc. and Main Line Bank (the “Holding Company Agreement” and “Bank Agreement,” respectively).

The Holding Company Agreement and the Bank Agreement had initial terms of three years and, unless terminated as set forth therein, are automatically extended annually for one additional year.

Both the Holding Company Agreement and the Bank Agreement contain terms specifying Mr. Marlo’s rights to base salary, bonus, pension and welfare benefits, vacation, use of an automobile and replacement thereof every three years, membership dues at one club of his choice, post-employment continuation of medical insurance coverage for him and his spouse until age 66, and certain death benefits. In addition, he is entitled to reimbursement of expenses incurred in furtherance of his employers’ businesses.

As a result of the merger of ML Bancorp, Inc. with and into Sovereign Bancorp, Inc. and the merger of Main Line Bank with and into Sovereign Bank, Mr. Marlo is entitled to terminate his employment at any time during the term of his Agreement, including any extension period. In such event he is entitled, in the aggregate, to receive the following amounts and benefits: (i) payment of three times his then base salary, payable in 36 equal monthly installments, and (ii) continuation, at no cost to him, for a maximum period of 36 months of specified employee benefits to which he theretofore was entitled under his employers’ plans, programs and arrangements. In addition, in the event that provision of such termination payments and benefits causes the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, he is entitled to receipt of such additional payment (payable over 36 months) as are necessary to neutralize the effect on him of the imposition of such tax.

Lawrence M. Thompson, Jr.    Sovereign has also entered into an employment agreement with Lawrence M. Thompson, Jr., dated September 25, 1997, which superseded Mr. Thompson’s then-existing employment agreement. The agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended at certain dates to provide a new term of three years except that at certain times notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for the executive.

If Mr. Thompson’s employment is terminated without cause (as defined), whether or not a change in control (as defined) of Sovereign has occurred, or if Mr. Thompson voluntarily terminates employment for good reason (as defined) following a change in control, Mr. Thompson becomes entitled to severance benefits under the agreement. The benefits are continuation of salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for three years. If, in the absence of a change in control, Mr. Thompson’s employment is terminated without cause, cash benefits payable under the agreement are reduced by an amount equal to 25% of any compensation received from another employer. The agreement contains a provision restricting Mr. Thompson’s right to compete, for a period of 12 months, after a voluntary termination of employment without good reason or any termination for cause; in all other circumstances, after termination of employment, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Code Section 280G, payable to Mr. Thompson would cause the excise tax provisions of Code Section 4999 to apply then the payments and benefits under such agreement will be reduced to the minimum extent necessary to avoid such tax.

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

Indemnification

The Bylaws of Sovereign provide for (i) indemnification of directors, officers, employees and agents of Sovereign and its subsidiaries and (ii) the elimination of a director’s liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Directors and officers of Sovereign are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign. The premium for 2003 allocable to directors and officers was $1,225,058.

On December 21, 1993, Sovereign Bank entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Sidhu. The Indemnification Agreement provides that Sovereign Bank will indemnify Mr. Sidhu to the fullest extent permitted by applicable law and Regulation for all expenses, judgments, fines and penalties incurred in connection with, and amounts paid in settlement of, any claim relating to, among other things, the fact that Mr. Sidhu is or was a director or officer of Sovereign or Sovereign Bank (an “Indemnifiable Claim”). Sovereign Bank will also advance expenses upon Mr. Sidhu’s request in connection with any Indemnifiable Claim.

Sovereign Bank’s indemnification obligations are subject to the condition that a Reviewing Party (as defined in the Indemnification Agreement) shall not have determined that Mr. Sidhu would not be permitted to be indemnified under applicable law. To the extent that it is subsequently determined that Mr. Sidhu is not entitled to indemnification, he is required to reimburse Sovereign Bank for any amounts previously paid.

Upon a Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, all determinations regarding Sovereign Bank’s indemnification obligations under the Indemnification Agreement will be made by Independent Legal Counsel (as defined in the Indemnification Agreement). Upon a Potential Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, Sovereign Bank will, upon written request by Mr. Sidhu, create and fund a trust for the benefit of Mr. Sidhu in order to ensure satisfaction of Sovereign Bank’s indemnification obligations under the Indemnification Agreement.

Under applicable federal banking laws, Mr. Sidhu (and any other director or officer) is not permitted to be indemnified either by Sovereign or any insurance policy obtained by Sovereign against any civil money penalty imposed by any federal banking agency as a result of any final order or settlement involving a violation of banking laws by such person.

Indebtedness of Management

Sovereign Bancorp, Inc. has no loans outstanding to directors, officers or employees of Sovereign.

Sovereign Bank offers commercial loans, consumer loans and residential mortgage loans to directors and employees of Sovereign and its subsidiaries only as permitted by applicable federal banking laws. Under applicable law, Sovereign employees with at least one year of continuous service are eligible to receive preferential terms with respect to interest rates and loan fees on consumer loans and residential mortgage loans. Specifically, interest rates offered to such persons on consumer loans and residential mortgage loans were up to 1% lower than rates offered to nonaffiliated persons for similar transactions, and certain loan origination fees were waived. None of these loans were granted to directors or executive officers of Sovereign on terms that were preferential to the terms applicable to employees of Sovereign and Sovereign Bank at the time any such loan was made. All other loans made by Sovereign Bank to directors and executive officers of Sovereign (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non-affiliated parties, except as permitted by applicable federal banking law and as described above, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features, except as otherwise described below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Sovereign’s officers and directors, and any persons owning ten percent or more of Sovereign’s common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the “SEC”). Persons filing such beneficial ownership statements are required by SEC regulation to furnish Sovereign with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in Sovereign’s proxy statement. Based solely on Sovereign’s review of any copies of such statements received by it, and on written representations from Sovereign’s existing directors and officers that no annual statements of beneficial ownership were required to be filed by such persons, Sovereign believes that all such statements were timely filed in 2003.

PERFORMANCE GRAPHS

The following graphs and tables compare the percentage change in the cumulative total returns on Sovereign’s common stock, the S&P 500 Index and the S&P Bank Index.

The graphs and tables were prepared assuming that $100 was invested in Sovereign’s common stock, the S&P 500 Index and the S&P Bank Index on December 31, 2000, December 31, 1998 and December 31, 1993, as the case may be, and assumes the reinvestment of dividends.

PROPOSAL TO RATIFY AUDIT COMMITTEE
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of Sovereign has appointed Ernst & Young LLP, independent auditors, as Sovereign’s independent auditors for the fiscal year ending December 31, 2004. No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment.

Ernst & Young LLP has conducted the audit of the financial statements of Sovereign and its subsidiaries for the year ended December 31, 2003. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN’S INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Meeting. All proxies will be voted “FOR” ratification of the appointment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

PROPOSAL TO AMEND SOVEREIGN’S ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 400,000,000 SHARES TO 800,000,000 SHARES

The Board of Directors has approved an amendment to Article Fifth of the Articles of Incorporation which, if adopted, would increase the number of authorized shares of Sovereign common stock from 400,000,000 to 800,000,000 shares. The Board of Directors recommends that shareholders approve this amendment.

At March 1, 2004, there were 306,494,947 authorized shares of Sovereign common stock issued and outstanding, which after reserves for shares underlying granted stock options, and restricted stock awards and other corporate commitments leaves only approximately 6,199,854 shares of common stock available for issuance by Sovereign, in connection with Sovereign’s dividend reinvestment plan, stock splits, stock dividend, various stock-based employee benefit plans and possible future acquisitions or other corporate purposes.

Matter No. 3 is being proposed because the Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of common stock available for various corporate programs and general corporate purposes. Sovereign from time to time considers acquisitions, stock dividends or stock splits, and public or private financings to provide Sovereign with capital, which may involve the issuance of additional shares of common stock or securities convertible into common stock. Also, additional shares of common stock may be necessary to meet anticipated future obligations under Sovereign’s dividend reinvestment and stock purchase plan and under Sovereign’s employee benefit plans. The Board of Directors believes that having authority to issue additional shares of common stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase authorized shares of common stock.

Sovereign has no present agreement or understanding involving the issuance of its common stock except for shares required or permitted to be issued under employee stock-based benefit plans, upon exercise of outstanding stock options, upon exercise of outstanding warrants issued as part of the Contingent Convertible Trust Preferred Income Equity Redeemable Securities issued by Sovereign Capital Trust IV, under Sovereign’s shareholder rights plan, and in connection with a pending acquisition and such other acquisition opportunities which may arise after the date of this proxy statement. It is also possible market circumstances may make a stock dividend, a stock split, and/or a public or private offering of Sovereign’s stock desirable. Sovereign believes that an increase in the number of authorized shares of Sovereign’s common stock will enhance its ability to respond promptly to any such opportunities.

If Matter No. 3 is approved, the Board of Directors will not solicit shareholder approval to issue additional authorized shares of common stock, except to the extent that such approval may be required by law, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine. Under the rules of the New York Stock Exchange, applicable to Sovereign, shareholder approval must be obtained prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of Sovereign’s then outstanding shares in connection with an acquisition by Sovereign.

Although the Board of Directors presently intends to employ the additional shares of common stock solely for the purposes set forth above, such shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of Sovereign, thereby possibly discouraging or deterring a nonnegotiated attempt to obtain control of Sovereign and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate Sovereign capital stock or to obtain control of Sovereign by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise.

Article Fifth of Sovereign’s Articles of Incorporation also authorizes the issuance of 7,500,000 shares of preferred stock, which the Board of Directors has the power to issue as a class or in series and to determine the voting power, if any, dividend rates, conversion or redemption prices, designations, rights, preferences and limitations of the shares in the class or in each series. The proposed amendment to Article Fifth of Sovereign’s

Articles of Incorporation will not increase or otherwise affect Sovereign’s authorized preferred stock. As of March 1, 2004, there were no shares of Sovereign’s preferred stock outstanding.

The amendment of the Articles of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 800,000,000 will consist of a revision of Article Fifth of the Articles of Incorporation to read in its entirety as follows:

“FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 807,500,000 shares, divided into two classes consisting of 800,000,000 shares of common stock: without par value (”Common Stock“) and 7,500,000 shares of preferred stock having such par value as the board of directors shall fix and determine, as provided in Article Sixth below (”Preferred Stock“).”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS AMENDMENT.    The affirmative vote of a majority of all votes cast at the Meeting is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Meeting. All proxies will be voted “FOR” approval of the amendment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

PROPOSAL TO APPROVE THE SOVEREIGN BANCORP, INC.
2004 BROAD-BASED STOCK INCENTIVE PLAN AND THE
SOVEREIGN BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN

2004 Broad-Based Incentive Plan

The shareholders are asked to vote to adopt the 2004 Broad-Based Stock Incentive Plan (the “2004 Plan”), which will provide stock compensation to Sovereign team members based on Sovereign’s performance and other factors. The following summary of major features of the 2004 Plan is subject to the specific provisions in the full text of the 2004 Plan set forth as Exhibit “B” to this Proxy Statement.

The approval of the proposed 2004 Plan will help enable the Compensation Committee and Sovereign management to achieve the following intended outcomes:

1.	The change to a greater use of restricted stock, reducing Sovereign’s reliance on stock options. Previously Sovereign utilized stock options as the principal component of the long-term compensation portion of its compensation policy.

2.	The continuation of many compensation and governance best practices such as no stock option repricings, no discounted stock options, no reload stock options, no loans, and meaningful vesting and performance requirements.

The proposed 2004 Plan will give Sovereign greater flexibility to respond to anticipated changes in executive compensation practices given the modifications in the accounting treatment of stock options and other regulatory requirements. The proposed 2004 Plan’s authorization for a maximum of 15,000,000 shares of common stock is intended to balance Sovereign’s objective of reducing its reliance on stock options with the need to continue to provide appropriate incentives to motivate the achievement of competitively superior performance. No more than 6,000,000 of the authorized shares will be reserved for restricted stock awards.

Sovereign management believes strongly that Sovereign will continue to have a performance-oriented culture, and will create greater shareholder value if team member stock ownership levels are increased at all levels of Sovereign.

A number of programs were put in place by Sovereign during the last 20 years to expand team member stock ownership and tie compensation more closely to Sovereign’s performance:

•	Sovereign contributes its 401(k) plan matching contribution in common stock.

•	Sovereign established an Employee Stock Ownership Plan in 1990.

•	Broad-based stock option awards have been made to team members at all levels within Sovereign.

•	A significant portion of the annual incentive bonus is paid in restricted stock.

•	The Employee Stock Purchase Plan was introduced in 1987 to give team members the ability to purchase Sovereign common stock at a discount pursuant to salary deductions.

•	The Bonus Deferral Program was adopted in 1997 to give certain senior officers the opportunity to defer a portion of their bonus and invest it in common stock with a Sovereign matching contribution (also in common stock), both subject to a substantial risk of forfeiture.

•	Significant stock ownership requirements were implemented for non-employee directors and members of management in 1998.

Sovereign believes strongly that its innovative stock-based compensation programs and emphasis on team member stock ownership have been integral to its success in the past and will be important to its ability to achieve consistently superior performance in the years ahead. Therefore, the approval of the proposed 2004 Plan is vital to Sovereign’s ability to achieve its future goals.

Purpose of 2004 Plan

The 2004 Plan will permit Sovereign, under the supervision of the Compensation Committee, to make stock option and restricted stock awards to team members. The purpose of these stock awards is to attract and retain competitively superior people, further align team member and shareholder interests, closely link team member compensation with Sovereign’s performance, and maintain high levels of team member stock ownership. The recommended 2004 Plan also provides an essential component of the total compensation package offered to key team members and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

Key Terms

The Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

Key Terms

The Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

Plan Effective Date:	April 22, 2004
Eligible Participants:	All team members of Sovereign
Shares Authorized:	15,000,000
Shares Authorized as a Percent of Outstanding Common Stock:	Approximately 5 percent
Award Types:	(1) Incentive stock options with a term no longer than 10 years; (2) Non-qualified stock options with a term no longer than 10 years and one month; and (3) Restricted stock
Share Limits Per Person:	Stock options and restricted stock covering no more than 10 percent of authorized shares under the Plan may be issued to any single participant over the life of the Plan
Incentive Stock Options Authorized:	No more than 5,000,000 shares may be granted as incentive stock options
Restricted Stock Authorized:	No more than 6,000,000 of total of 15,000,000 shares authorized
Vesting:	Determined by Compensation Committee
Performance Criteria:	Determined by Compensation Committee
Not Permitted:
(1)  To increase number of shares authorized under Plan;
(2) To grant stock options at a price below fair market value;
(3) To authorize repricing of stock options; and
(4) To change per person share limit

Eligibility

Only team members of Sovereign and its subsidiaries and affiliates are eligible to receive awards under the 2004 Plan. The Compensation Committee will determine which team members will be eligible to receive awards under the 2004 Plan.

Awards

All awards under the 2004 Plan to senior officers of Sovereign will be performance-based and designed to comply with Code Section 162(m). Subject to Plan limits, the Committee has the discretionary authority to determine the size of an award, any vesting requirement and the performance-based requirements. The size of the awards made under the 2004 Plan (both stock options and restricted stock) will be directly related to Sovereign’s performance.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of Sovereign’s common stock or similar event affecting the common stock, the number and kind of shares granted under the 2004 Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards and the exercise price of outstanding stock options will be automatically adjusted.

Exercise of Stock Options

The exercise price of stock options granted under the 2004 Plan may not be less than the fair market value of the common stock on the date of grant and the option term may not be longer than 10 years in the case of an incentive stock option and 10 years and one month in the case of a nonqualified stock option. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable. Any award made under the 2004 Plan to a Senior Officer (as defined in the 2004 Plan) must be subject to one or more performance goals and will not fully vest or become exercisable until at least three years have elapsed from the date of the award. Payment of the exercise price of a stock option may be in cash, common stock owned by the participant or by a combination of cash and common stock. Sovereign will require, prior to issuing common stock under the Plan, that the participant remit an amount in cash or common stock sufficient to satisfy any tax withholding requirements.

Vesting of Restricted Stock

Awards of restricted stock lose their restrictions at the conclusion of a specified period of continuous employment with Sovereign and/or achievement of performance criteria.

Transferability

Stock options granted under the 2004 Plan are transferable only as provided by the rules of the Compensation Committee, by the participant’s last will and testament, and by the applicable laws of descent and distribution. Restricted stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse.

Change in Control

Stock options and restricted stock awarded under the 2004 Plan will become exercisable/fully vested upon the occurrence of a change in control as defined in the 2004 Plan.

Termination, Death and Retirement

Subject to certain exceptions, nonqualified stock options will expire two years after the termination of a participant’s employment. Incentive stock options will expire 3 months after termination of a participant’s employment. The Compensation Committee may provide that any service requirement may accelerate or be waived upon the death or disability of an option holder. Performance goals cannot be accelerated or waived by the Compensation Committee for any option holder except if a change in control occurs or under certain limited circumstances (applicable to non-senior officers only) described more fully in the 2004 Plan.

Restricted stock awards are generally subject to the same provisions with respect to vesting and achievement of performance goals as described above. Options and restricted stock awards are forfeited if a participant is terminated “for cause” (as defined in the 2004 Plan) or voluntarily terminates employment with Sovereign.

The 2004 Plan will be administered by the Compensation Committee. The Compensation Committee will select the Sovereign team members who will receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2004 Plan and establish, amend and rescind any rules relating to the 2004 Plan.

Amendments

Subject to approval of the Board of Directors, where required, the Compensation Committee may terminate, amend or suspend the 2004 Plan, provided that no action may be taken by the Compensation Committee or the Board of Directors (except those described earlier in the Adjustments section) without the approval of the shareholders to:

(1)	Materially increase the number of shares that may be issued under the Plan;

(2)	Permit granting of stock options at less than fair market value;

(3)	Permit the repricing of outstanding stock options;

(4)	Permit the reload of exercised stock options;

(5)	Amend the maximum shares set forth that may be granted as stock options to any team member.

Tax Consequences

Stock option grants under the 2004 Plan can be either incentive stock options, which qualify for favorable tax treatment and nonqualified stock options which do not so qualify. There are generally no federal income tax consequences to a participant or to Sovereign by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any. If a participant holds shares acquired through exercise of an incentive stock option for two years from the date on which the option is granted and for more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on the disposition of such shares will be long-term capital gain or loss. Generally, if the participant disposes of the shares before the expiration of either of these holding periods (a “Disqualifying Disposition”), then at the time of disposition, the participant will realize taxable ordinary income equal to the lesser of: (i) the excess of the shares’ fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the Disqualifying Disposition will be a capital gain or loss, which will be long-term or short-term, depending upon whether the shares were held for more or less than one year.

There are no tax consequences to the participant or to Sovereign by reason of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the shares’ fair market value on the exercise date over the exercise price. Sovereign is required to withhold, from regular wages, an amount based on the ordinary income recognized by the participant. Subject to the provisions of Code Section 162(m) and satisfaction of tax reporting requirements, Sovereign will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant. Upon subsequent disposition of the shares acquired upon exercise of a nonqualified stock option, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the nonqualified stock option. Such gain or loss will be long-term or short-term, depending on whether the shares were held for more or less than one year.

Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. Compensation attributable to options when combined with all other types of compensation received by a covered employee from Sovereign, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by the Compensation Committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, their per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the shares on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as specified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by shareholders. It is Sovereign’s intention to have awards under the 2004 Plan to executive officers constitute “performance-based compensation” in accordance with the provisions of Code Section 162(m).

Restricted stock awards are taxed under Code Section 83. Generally, no tax is due when the award is initially made, but an award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. Sovereign is required to withhold applicable taxes when the award becomes vested. Sovereign will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the Participant.

Other Information

For a discussion of the Company’s executive compensation policy, refer to the Report of the Compensation Committee on page 22.

Summary of Benefits

It is not possible to determine the number of options to purchase common stock or the number of shares of restricted stock that will be awarded under the 2004 Plan to any particular individual. No awards have been made under the 2004 Plan.

If the 2004 Plan is approved by the shareholders, Sovereign anticipates that the shares subject to the Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. The cost of such registrations will be borne by Sovereign.

As provided above, only team members of Sovereign or its subsidiaries will be eligible to receive stock options or restricted stock under the 2004 Plan. This includes the executive officers listed in the Summary Compensation Table including under the section entitled “Compensation of Executive Officers” in this Proxy Statement.

The stock options previously granted to senior officers of Sovereign and its subsidiaries under the prior stock option plans, and information on options exercised during the last fiscal year, are reflected in tables contained in the section of this Proxy Statement entitled “Compensation of Executive Officers.”

Employee Stock Purchase Plan

The shareholders are asked to vote to adopt the continuation of the Sovereign Bancorp, Inc. Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan was originally approved by the shareholders of Penn Savings Bank, F.S.B., a predecessor of Sovereign Bank, on May 19, 1987 (the “1987 Plan”). The 1987 Plan expired by its terms on June 30, 1997. On April 17, 1998, Sovereign’s shareholders approved the amendment and restatement of the 1987 Plan (the “1997 Plan”). The 1997 Plan reserved 1,125,000 shares (as adjusted) of Sovereign common stock for purchase under the 1997 Plan. The increase in the number of Sovereign’s team members from Sovereign acquisition activity, most notably the acquisition of certain branches and lines of business from Fleet Financial Services, Inc. and the participation of these additional team members in the 1997 Plan has exhausted the supply of shares reserved for purchase thereunder. The following summary of major features of the Purchase Plan is subject to the specific provisions in the full text of the Purchase Plan set forth as Exhibit “C” to this Proxy Statement.

The approval of the continuation of the Purchase Plan will enable Sovereign to achieve the following intended outcomes:

1.	Encouraging and enabling team members of Sovereign to acquire a proprietary interest in Sovereign through the ownership of shares of Sovereign common stock.

2.	Continue to enforce Sovereign’s belief that team members who participate in the Purchase Plan will have a closer identification with Sovereign by virtue of their ability, as shareholders, to participate in Sovereign’s growth and earnings.

Shares of Sovereign common stock will be purchased directly from Sovereign from authorized but previously unissued shares or shares held in the treasury. Proceeds from the sale of the common stock pursuant to the Purchase Plan will be used by Sovereign for general corporate purposes. It is Sovereign’s intention that the Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Code.

Purpose of the Plan

The purpose of the Purchase Plan is to encourage and enable team members of Sovereign or any Sovereign subsidiary to acquire a proprietary interest in Sovereign through the ownership of shares to Sovereign common stock. Sovereign believes that team members who participate in the Purchase Plan will have a closer identification with Sovereign by virtue of their ability, as shareholders, to participate in Sovereign’s growth and earnings.

Key Terms

The Purchase Plan is designed to meet the requirements of Code Section 423 and to reflect prevailing corporate governance and compensation best practices. The following is a summary of the key provisions of the Purchase Plan:

Plan Term:	The Purchase Plan will remain in effect until all shares of common stock reserved thereunder have been purchased unless terminated earlier by Sovereign’s Board of Directors.
Eligible Participants:
Each team member who has six months of continuous service and whose customary employment is more than five months in a calendar year and is scheduled to work 20 or more hours per week is eligible to participate once he or she has executed a stock purchase agreement.

Shares Authorized:	3,000,000 subject to automatic increase by a number of shares equal to 1% of Sovereign’s total outstanding shares each year up to a maximum number of shares of 20,000,000.

Shares Authorized as a Percent of Outstanding Common Stock:	less than 1%
Purchase Price:	Shares will initially be purchased at a discount by team members of 7.5% of the fair market value on the date of purchase.
Share Limits Per Person:	Shares having a fair market value of $25,000 per team member per calendar year.

Eligibility

Any team member, who, on the offering date, has at least six months of continuous service with Sovereign, customarily works at least five months in a calendar year and at least 20 hours per week is eligible to participate in the Purchase Plan. Non-employee directors of Sovereign or Sovereign Bank are ineligible to participate in the Purchase Plan.

Administration of the Purchase Plan

The Compensation Committee of the Board administers the Purchase Plan. The Committee has the authority to make a final and binding determination of all questions of, and interpretations with respect to, the operation of the Purchase Plan.

Participation in the Purchase Plan

There are four consecutive quarterly subscription periods in each calendar year. A subscription period begins on the first day of the pay period in which each January 1, April 1, July 1, and October 1 falls and continues until the next subscription period commences. A team member may begin participating in the Purchase Plan effective at the beginning of a subscription period. Once enrolled in the Purchase Plan, a participant is able to purchase Sovereign common stock with payroll deductions at the end of each pay period. Once a quarterly subscription period is over, a participant is automatically enrolled in the next subscription period, unless such participant chooses to withdraw from the Purchase Plan.

Purchasing Stock

A participant may designate payroll deductions to be used to purchase stock at a rate that is at least 1% and that does not exceed 15% of such participant’s earnings (which maximum rate is set and may be changed by the Compensation Committee from time to time). A participant may only change the percentage of earnings that is deducted to purchase shares under the Purchase Plan (other than to withdraw entirely from the Purchase Plan, as set forth below) effective at the beginning of the following subscription period.

At the end of each bi-weekly pay period, payroll deductions are applied automatically to purchase Sovereign common stock. The price of each share of Sovereign common stock purchased under the Purchase Plan will be equal to its fair market value on the relevant purchase date less a discount. The discount can range from 0% to 15%, as determined by the Board. The Board has set the discount at 7.5%. Fair market value is defined as the closing sale price per share as listed on the New York Stock Exchange on such date. The number of shares purchased is determined by dividing the payroll deductions for the payroll period by the price paid by the participant. Fractional shares are issued, so no funds will be carried over to the next period. All shares purchased are credited to the participant but are initially registered in the name of Sovereign’s transfer agent. Once the shares are deposited with the transfer agent, the participant is free to do whatever the participant wishes with the shares, including sell them or have the shares transferred directly into such participant’s name or into the participant’s name with another as joint tenants with right of survivorship.

Limitations

If the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, spin-off, or similar event affecting the common stock, the Board will appropriately adjust the number of shares available under the Purchase Plan.

A participant is not permitted to purchase shares under the Purchase Plan if the participant would own Sovereign common stock possessing 5% or more of the total combined voting power or value of all classes of Sovereign stock. A participant is also not permitted to purchase Sovereign common stock with a fair market value in excess of $25,000 in any one calendar year. These limitations are to ensure that the Purchase Plan complies with Code requirements.

A participant does not have the rights of a shareholder until the shares of stock are actually purchased. A participant may not transfer the right to purchase stock under the Purchase Plan.

Written Statement

Each participant will be provided with a quarterly written statement indicating the number of shares of stock purchased under the Purchase Plan for such quarter, the aggregate number of shares accumulated under the Purchase Plan, and other relevant information.

Withdrawing from the Purchase Plan

A participant may stop participating in the Purchase Plan at any time. If a participant withdraws from the Purchase Plan, participation will end effective at the beginning of the next bi-weekly payroll period. If a team member that has previously withdrawn from the Purchase Plan wishes to resume participation, the team member must re-enroll effective beginning the next quarterly subscription period. If a participant terminates employment at Sovereign at any time, participation in the Purchase Plan automatically terminates.

Termination and Amendments

The Board has the power to amend or terminate the Purchase Plan at any time, except that the Board may not, without first obtaining shareholder approval, increase the number of shares reserved under the Purchase Plan other than as otherwise provided in the Purchase Plan, change the eligibility requirements to participate in the Purchase Plan, or otherwise materially change the benefits provided in the Purchase Plan.

Certain Federal Income Tax Consequences of the Purchase Plan

The following summarizes the federal income tax consequences of a team member’s participation in the Purchase Plan. This summary does not address federal employment taxes, state and local income taxes, and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the Purchase Plan.

The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. A participant will not recognize taxable income upon enrollment in the Purchase Plan or purchasing shares. In general, a participant recognizes taxable income in the year in which the shares of stock purchased under the Purchase Plan is sold or otherwise disposed of (including by gift).

Qualifying Dispositions. If the shares are not disposed of until at least two years has passed from the start of the bi-weekly period in which the shares were acquired (a “qualifying disposition”), the participant will have ordinary income in the year of the qualifying disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the start of the applicable bi-weekly period exceeds the purchase price paid for such shares or (ii) 15% of the fair market value of the shares on the start of the applicable bi-weekly period in which the shares were acquired. The amount of ordinary income will be added to the basis of the stock and any additional gain recognized upon the qualifying disposition will be a long-term capital gain. If the fair market value on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income and any loss will be a long-term capital loss.

Disqualifying Dispositions. If shares acquired under the Purchase Plan are disposed of at any time within two years from the start of the bi-weekly period in which such shares were acquired (a “disqualifying disposition”), the participant will have ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price. The amount of the ordinary income will be added to the basis of the stock, and any resulting gain or loss upon the disposition will be a capital gain or loss. The capital gain or loss will be long-term if the stock has been held for more than one year.

When a participant disposes of shares acquired under the Purchase Plan in a disqualifying disposition, Sovereign may take a deduction for federal income tax purposes in an amount equal to the ordinary income the participant recognizes in the disposition. Sovereign is not entitled to any other deductions if shares are disposed of in a qualifying disposition. Participants may be limited in their ability to take capital losses that may be incurred. Maximum tax rates applicable to capital gains vary, so treatment of any particular participant’s capital gains will also vary.

Summary of Benefits

It is not possible to determine the number of shares of stock that will be purchased under the Purchase Plan in the future by any particular individual. The table below shows the number of shares purchased during 2003 under the 1997 Plan.

New Plan Benefits
Sovereign Bancorp, Inc. Employee Stock Purchase Plan
Name and Position	Dollar Value ($) (1)	Number of Shares
Jay S. Sidhu Chairman, President and Chief Executive Officer	$48,141	2,027
Joseph Campanelli Vice Chairman	$36,884	1,553
John P. Hamill Chairman and Chief Executive Officer of Sovereign Bank – New England Division	$0	0
James D. Hogan Chief Financial Officer and Executive Vice President	$41,753	1,758
Dennis S. Marlo Chief Risk Management Officer and Executive Vice President of Sovereign	$0	0
Lawrence M. Thompson, Jr. Vice Chairman and Chief Administrative Officer	$0	0
All Senior Officers (2)	$135,594	5,709
Non-Employee Director Group (3)	$0	0
Non-Senior Officer Employee Group	$4,545,080	191,372

(1)	Based on the closing price of Sovereign common stock on the New York Stock Exchange of $23.75 on December 31, 2003, the last business day of the 2003 fiscal year.

(2)	Includes those officers, as a group, who are included in Item 4A of Sovereign’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

(3)	Non-employee directors are not eligible to participate in the Purchase Plan.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE 2004 BROAD-BASED PLAN AND THE CONTINUATION OF THE EMPLOYEE STOCK PURCHASE PLAN.    The affirmative vote of a majority of all votes cast at the Meeting is required to approve the Plans. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Meeting. All proxies will be voted “FOR” approval of the Plans unless a shareholder specifies to the contrary on such shareholder’s proxy card.

PROPOSAL TO APPROVE THE SOVEREIGN BANCORP, INC.
BONUS RECOGNITION AND RETENTION PROGRAM

The shareholders are asked to vote to adopt the continuation of the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program (the “Bonus Deferral Program”). The Board of Directors approved the Bonus Deferral Program on November 1, 1997. The Bonus Deferral Program is being submitted to shareholders to comply with recently adopted New York Stock Exchange revised listing standards as approved by the SEC, which require shareholder approval of certain equity compensation plans. The Bonus Deferral Program has been amended several times since its adoption by the Board in 1997. However, none of the amendments made any material modifications to the Bonus Deferral Program. The following summary of major features of the Bonus Deferral Program is subject to the specific provisions in the full text of the Bonus Deferral Program set forth as Exhibit “D” to this Proxy Statement.

The approval of the continuation of the Bonus Deferral Program will enable Sovereign to achieve the following intended outcomes:

1.	Encouraging and enabling management and highly compensated employees of Sovereign and its subsidiaries to acquire a proprietary interest in Sovereign through the ownership of shares of Sovereign common stock.

2.	Continue to enforce Sovereign’s belief that members of management who participate in the Bonus Deferral Program will have a closer identification with Sovereign by virtue of their ability, as shareholders, to participate in Sovereign’s growth and earnings.

Purpose of the Plan

The purpose of the Bonus Deferral Program is to provide specified benefits to a select group of management and highly compensated employees of Sovereign or any Sovereign subsidiary who contribute materially to the continued growth, development, and future business success of Sovereign and its subsidiaries.

Key Terms

The Bonus Deferral Program is designed to reflect prevailing corporate governance and compensation best practices. The following is a summary of the key provisions of the Bonus Deferral Program:

Plan Term:	The Bonus Deferral Program will remain in effect until terminated by Sovereign’s Board of Directors.
Eligible Participants:	A select group of management and highly compensated employees as determined by the Compensation Committee.
Election to Defer Bonus:	A participant may elect to defer not less than 25% and not more than 50% of such participant’s cash bonus payable for the next year.
Sovereign Match:	Sovereign will match the amount that the participant elects to defer.
Deposit to Trust:
The amounts deferred and the Sovereign match are deposited in a grantor trust and invested in Sovereign common stock purchased in the open market by the independent trustee. Earnings on account balances are reinvested in Sovereign common stock.

Vesting:
Both the deferral portion of the bonus and the Sovereign match vest five years after the date the amounts are deposited in the trust. Vesting is accelerated upon a change in control, death or disability, or retirement.

Forfeiture:	A participant forfeits all amounts in such participant’s account if, prior to vesting, the participant voluntarily terminates employment or is terminated for cause.
Distribution:
A participant may elect, at the time a deferral election is made, to receive a lump sum distribution of vested amounts in such participant’s account either upon vesting or upon termination of employment.

Eligibility

Participation in the Bonus Deferral Program is limited to a select group of management and highly compensated employees as determined by the Compensation Committee upon recommendation of Sovereign’s Chief Executive Officer. Sovereign’s Chief Executive is eligible at all times to participate in the Bonus Deferral Program. Non-employee directors of Sovereign or Sovereign Bank are ineligible to participate in the Bonus Deferral Program.

Administration of the Bonus Deferral Program

The Compensation Committee of the Board administers the Bonus Deferral Program. The Committee has the authority to make a final and binding determination of all questions of, and interpretations with respect to, the operation of the Bonus Deferral Program.

Election to Participate

Team members that are selected to participate in the Bonus Deferral Program must annually elect in writing to participate before December 31 of the year immediately prior to the year in which the bonus is earned. The annual election is irrevocable. At that time, the team member must also make a payment election as to when the benefits under the Bonus Deferral Program are to be distributed. The payment election is also irrevocable.

Benefits

A participant may elect to defer not less than 25% and not more than 50% of such participant’s cash bonus payable for the next year. The deferred amount is placed in a grantor trust and invested in Sovereign common stock purchased on the open market by an independent trustee. At the same time, Sovereign will make a 100% matching contribution to the trust on behalf of the participant, and the matching contribution is likewise invested in Sovereign common stock. Earnings on the deferral and match are reinvested in Sovereign common stock as well. Account balances constitute assets of Sovereign and are subject to the claims of Sovereign’s creditors.

A participant becomes vested in the account balance in the aggregate of each year’s deferral, match, and earnings if such participant remains employed by Sovereign (or a subsidiary of Sovereign) for five years after the initial funding of such year’s contributions to the trust. A participant also vests in the account balance in the event of termination of employment due to death, disability, retirement, involuntary termination, or a change in control (as such terms are defined). A participant will forfeit the account balance in the event of termination for cause (as defined) or voluntary termination of employment prior to vesting.

Distribution

A participant may elect to receive distribution of the account balance either upon vesting or upon termination of employment. All distributions will be made in lump sum payments as soon as administratively feasible follow the event that gave rise to distribution. Notwithstanding a participant’s distribution election, the Compensation Committee may make distribution of vested benefits at such time it may determine.

Termination and Amendments

The Board has the power to amend or terminate the Bonus Deferral Program at any time, except that any such actions may not affect the rights and obligations of participants and Sovereign with respect to past deferrals.

Certain Federal Income Tax Consequences of the Bonus Deferral Program

The following summarizes the federal income tax consequences of participation in the Bonus Deferral Program. This summary does not address federal employment taxes, state and local income taxes, and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the Bonus Deferral Program.

A participant in the Bonus Deferral Program will recognize taxable income at the time such participant becomes vested in the participant’s account balance (unless the participant elected in a timely manner to defer receipt of the account balance until termination of employment, in which case the participant will recognize taxable income at the time payment is actually made).

Sovereign will recognize a deduction in the year in which the participant recognizes taxable income. Sovereign’s deduction will equal the amount of income recognized by the participant.

Other Information

For a discussion of Sovereign’s executive compensation policy, refer to the Report of the Compensation Committee on page 22.

Summary of Benefits

Because any amount deferred under the Bonus Deferral Program is entirely within the discretion of the participant and since the amount of bonus paid to a participant, if any, is in the discretion of Sovereign, Sovereign cannot forecast the extent or nature of deferrals that will occur in the future and its matching contribution with respect thereto. The table below reflects the amount of bonuses deferred and the Sovereign match with respect to bonuses earned in 2003.

Plan Benefits
Sovereign Bancorp, Inc. Bonus Recognition and Retention Program
Name and Position	Dollar Value ($)(1)	Number of Shares (approximate)(2)
Jay S. Sidhu Chairman, President and Chief Executive Officer	$1,500,000	66,021
Joseph Campanelli Vice Chairman	$266,667	11,737
John P. Hamill Chairman and Chief Executive Officer of Sovereign Bank – New England Division	$266,667	11,737
James D. Hogan Chief Financial Officer and Executive Vice President	$300,000	13,204
Dennis S. Marlo Chief Risk Management Officer and Executive Vice President of Sovereign	$116,666	5,135
Lawrence M. Thompson, Jr. Vice Chairman and Chief Administrative Officer	$0	0
All Senior Officers (3)	$2,716,667	119,572
Non-Employee Director Group (4)	$0	0
Non-Senior Officer Employee Group	$1,049,400	46,188

(1)	Amount includes Sovereign’s matching contribution under the Bonus Deferral Program.

(2)	Based on the closing price of Sovereign common stock on the New York Stock Exchange of $22.72 on February 18, 2004, the date bonus amounts were approved and awarded by Sovereign’s Compensation Committee. The number of shares is subject to adjustment by the Bonus Deferral Program’s trustee based upon the price per share of Sovereign common stock when it is acquired.

(3)	Includes those officers who are included in Item 4A of Sovereign’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

(4)	Non-employee directors are not eligible to participate in the Bonus Deferral Program.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE BONUS DEFERRAL PROGRAM.    The affirmative vote of a majority of all votes cast at the Meeting is required to adopt the continuation of the Bonus Deferral Program. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Meeting. All proxies will be voted “FOR” continuation of the Bonus Deferral Program unless a shareholder specifies to the contrary on such shareholders’ proxy card.

ADDITIONAL INFORMATION

2005 Annual Meeting

Sovereign’s 2005 Annual Meeting of Shareholders will be held on or about April 21, 2005.

Shareholder Proposals

In accordance with the Bylaws of Sovereign, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 150 days prior to such annual meeting. For the 2005 Annual Meeting of Shareholders, this period will begin on November 22, 2004 and end on January 21, 2005.

Any shareholder who desires to submit a proposal to be considered for inclusion in Sovereign’s proxy materials relating to its 2005 Annual Meeting of Shareholders in accordance with the rules of the Securities and Exchange Commission must submit such proposal in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: David A. Silverman, Secretary), on or before November __, 2004.

Nominations for Election of Directors

In accordance with the Bylaws of Sovereign, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given proper notice of the nomination, as required by the Bylaws, in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign not less than 90 days nor more than 120 days prior to such annual meeting. For the 2005 Annual Meeting of Shareholders, this period will begin on December 22, 2004 and end on January 21, 2004.

Shareholders may also recommend qualified persons for consideration by the Board of Directors to be included in Sovereign’s proxy materials as a nominee of the Board of Directors. Shareholders making a recommendation must submit the same information as that required to be included by Sovereign in its Proxy Statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn: David A. Silverman, Secretary), on or before January 21, 2005.

Annual Report for 2003

Sovereign’s Annual Report to the Shareholders for the year ended December 31, 2003 is enclosed herewith. Sovereign’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, has been combined with the Annual Report to Shareholders, as permitted by SEC rules. Sovereign’s Annual Report is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference herein.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF SOVEREIGN’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, SOVEREIGN BANCORP, INC., 1130 BERKSHIRE BOULEVARD, WYOMISSING, PENNSYLVANIA 19610, OR BY CALLING SOVEREIGN INVESTOR RELATIONS DIRECTLY AT (800) 628-2673. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SOVEREIGN’S COMMON STOCK ENTITLED TO VOTE AT THE MEETING.

Corporate Governance Documents

A copy of Sovereign’s Code of Conduct and Ethics, Sovereign’s Corporate Governance Guidelines, Sovereign’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the charters of Sovereign’s Audit Committee, Nominating Committee, Ethics and Corporate Governance Committee, and Compensation Committee are available on Sovereign’s website under Investor Relations at www.sovereignbank.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Sovereign Bancorp, Inc., 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, by writing to Investor Relations by E-mail at investor@sovereignbank.com or by calling Investor Relations at (800) 628-2673.

Waivers of Provisions of Codes of Conduct

There were no waivers of the provisions of Sovereign’s Code of Conduct and Ethics or Sovereign’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers for any Sovereign director, senior financial officer or any other executive officer in 2003 or through the date of this proxy statement during 2004. In the unlikely event that there is a waiver of Sovereign’s Code of Conduct of Ethics or Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the waiver will be described on Sovereign’s website under Investor Relations at www.sovereignbank.com.

Complaints and Concerns

Shareholders and other interested parties who desire to communicate directly with Sovereign’s independent, non-management directors should submit such communication in writing addressed to Lead Director, Sovereign Bancorp, Inc., P.O. Box 936, Reading, PA 19603.

Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with Sovereign’s Audit Committee in writing addressed to Audit Committee Chair, Sovereign Bancorp, Inc., P.O. Box 936, Reading, PA 19603.

BY ORDER OF THE BOARD OF DIRECTORS

David A. Silverman, Esquire
Secretary

EXHIBIT “A”

December 2003

SOVEREIGN BANCORP, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Sovereign Bancorp, Inc. (the “Company”) to assist the Board in monitoring (1) the integrity of the financial statements of Sovereign Bancorp, Inc. (the “Company”), (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements and related disclosures and the Company’s independent auditors are responsible for auditing those financial statements. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP. It shall be the duty of the Committee to assist the Board in the oversight of the Company’s legal and regulatory requirements. It is not the duty of the Committee to assure compliance with the Company’s Code of Conduct and Ethics.

Committee Membership

The Committee shall consist of no fewer than three and no more than five members, each of whom shall be a director of the Company. Each member of the Committee shall meet the independence and experience requirements of the listing standards of the New York Stock Exchange and the SEC and all other applicable legal requirements, including the requirement that at least one member of the Committee be an “audit committee financial expert” within the meaning of rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Each member of the Committee shall be “financially” literate in the business judgment of the Board. A majority of the members of the Committee shall constitute a quorum.

Committee members shall be appointed in accordance with the Company’s bylaws and policies established by the Board. Committee members may be replaced by the Board.

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee without the consent of management or the Board. The Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly. The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance and present such review to the Board.

Statement of Policy

The Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company’s financial statements.

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing circumstances and conditions.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company or Sovereign Bank, whom such member believes to be reliable and competent in the matters presented, or (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Authority and Responsibilities

•	Responsibilities Relating to Retention of Public Accounting Firms — The Committee shall be directly responsible for the appointment, compensation, oversight of the work, evaluation and termination of any accounting firm employed by the Company (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work. The accounting firm shall report directly to the Committee.

•	Preapproval of Services — All auditing services (which may entail providing comfort letters or consents in connection with securities underwritings) and all non-audit services, provided to the Company by the Company’s auditors which are not prohibited by law shall be preapproved by the Committee pursuant to such processes as are determined to be advisable.

•	Exception — The preapproval requirement set forth above, shall not be applicable with respect to the provision of non-audit services, if:

(i)  the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5 percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

(ii)  such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)  such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

•	Delegation — The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full Committee at its next scheduled meetings.

•	Complaints — The Committee shall establish and maintain procedures to facilitate:

(i)  the receipt, retention, and treatment of complaints received by the Company from third parties regarding accounting, internal accounting controls, or auditing matters; and

(ii)  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Financial Statement and Disclosure Matters

The Committee, to the extent it deems necessary or appropriate, shall:

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operation and any other matters required to be communicated to the Committee by the independent auditors under Generally Accepted Auditing Standards, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the disclosures made in management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements and any other matters required to be communicated to the Committee by the independent auditors under Generally Accepted Auditing Standards.

•	Annually the Committee shall receive a report from the independent auditor prior to the filing of its audit report with the SEC, on (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, (ii) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (iii) the development, selection and disclosure of critical accounting estimates, (iv) all material alternative treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and treatment preferred by the independent auditor, (v) their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and adequacy of the disclosures, including financial trends of the financial statements and notes thereto, (vi) the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices; (vii) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, or personnel and any significant disagreements with management; (viii) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (ix) and any other matters required to be communicated to the Committee by the independent auditors under Generally Accepted Auditing Standards. The report should also include any other formal written communications between the independent auditor and management, including the management letter provided by the independent auditor and the Company’s response to that letter and any schedule of unadjusted differences.

•	Review the report required to be delivered by the independent auditor in the immediately preceding paragraph and any analyses prepared by management regarding the items covered in the independent auditor’s report.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma”, “adjusted” or other non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Discuss with management and the independent auditor the effect of accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management, the internal auditors and the legal/compliance department the effect of regulatory initiatives on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review the experience and qualifications of the senior members of the independent auditor team.

•	Obtain and review a written report from the independent auditor at least annually regarding (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships, both direct and indirect, between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board.

•	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

•	Discuss with the independent auditor issues on which the independent auditor communicated with its national office regarding auditing or accounting issues.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight

•	Obtain from the independent auditor such assurance as it deems adequate that such auditor has fulfilled its responsibilities under Section 10A of the Securities Exchange Act of 1934.

•	Obtain reports from management, the Company’s senior internal auditing executive and the regulatory compliance and legal/compliance department relating to the Company’s conformity with applicable legal and regulatory requirements. Review reports and disclosures of insider and affiliated party transactions.

•	Review with management, the Company’s internal auditors and the Company’s legal/compliance department compliance with laws and regulations. Advise the Board with respect to the Company’s compliance with applicable laws and regulations.

•	Review with the Office of the Company’s General Counsel, pending material litigation and compliance matters.

•	The Committee will address and take action, as it deems necessary or appropriate, with respect to any issues regarding the provisions of paragraphs 2 and 3 of the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers to the extent the issue relates to accounting and disclosure and regulations of the SEC, the NYSE, the OTS or other bank regulatory authority, and paragraph 4 of such Code to the extent such misrepresentation or omission relates to financial statements or related financial information.

•	The Committee will address and take any action, as it deems necessary or appropriate, with respect to any issues relating to inquiries or investigations regarding the quality of financial reports filed by the Company with the SEC or otherwise distributed to the public.

Miscellaneous Powers and Responsibilities

•	The Committee shall have the power to investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	The Committee shall have the responsibility to submit the minutes of all meetings of the Audit Committee to the Board of Directors.

•	The Audit Committee shall have the responsibility to prepare the report required to be included in the Company’s annual proxy statement by the rules of the Securities and Exchange Commission and for oversight of the compliance effort with respect to OTS Regulatory Bulletin NO. 32-23 as it relates to the internal audit function and OTS Bulletin 32-25 as it relates to the external audit function.

•	The Committee shall have the power to access the Company’s counsel without the approval of management, as it determines necessary to carry out its duties.

•	The Committee shall also have the authority without the consent of management or the Board, at the Company’s expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

•	At the request of the Board, the Committee shall have the responsibility of discussing with management and the independent auditor any significant or material correspondence with regulators or governmental agencies, including all examination reports received from the various supervisory authorities and review management’s replies to such correspondence or reports. The Committee shall have the responsibility of discussing with management and the independent auditor any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and review management’s replies to such complaints.

•	The Committee shall have the responsibility to discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to Committee members when appropriate, including specifically the pre-approval of non-audit services and the review of earnings releases, and earnings guidance.

Minutes of each meeting will be compiled by the Company’s Corporate Secretary who shall act as Secretary to the Committee, or in the absence of the Corporate Secretary, by an Assistant Corporate Secretary of the Company who is also a member of the Company’s internal legal staff or any other person designated by the Committee.

EXHIBIT “B”

SOVEREIGN BANCORP, INC.
2004 BROAD-BASED STOCK INCENTIVE PLAN

ARTICLE 1 — PURPOSE OF THE PLAN; TYPES OF AWARDS

1.1    Purpose. The Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan is intended to provide selected Team Members of Sovereign Bancorp, Inc. and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate Team Members to make substantial contributions to the success of the Corporation’s business and the businesses of its Subsidiaries. Awards will be granted under the Plan based, among other things, on the Participant’s level of responsibility and performance within the Corporation.

1.2    Authorized Plan Awards. Incentive Stock Options, Nonqualified Stock Options, and Restricted Stock may be awarded within the limitations of the Plan herein described.

ARTICLE 2 — DEFINITIONS

2.1    “Agreement.” A written or electronic agreement between the Corporation and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.

2.2    “Award.” The grant of a Stock Option or Restricted Stock.

2.3    “Board.” The Board of Directors of the Corporation.

2.4    “Change in Control.” Except as otherwise provided in an Agreement, the first to occur of any of the following events:

(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities other than pursuant to a transaction excepted in Clause (c) or (d);

(b) there occurs a contested proxy solicitation of the Corporation’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities;

(c) a binding written agreement is executed (and, if legally required, approved by the Corporation’s shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or of Sovereign Bank to another entity, except to an entity controlled directly or indirectly by the Corporation;

(d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

(i)  under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

(ii)  under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

(iii)  based on the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted;

(f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(g) the occurrence of a Triggering Event within the meaning of the Rights Agreement dated as of September 19, 1989, as amended by the Amendment to Rights Agreement dated as of September 27, 1995, and as further amended by the Second Amendment to the Rights Agreement dated as of June 21, 2001, between the Corporation and Mellon Investor Services LLC, as rights agent.

Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

2.5    “Code.” The Internal Revenue Code of 1986, as amended.

2.6    “Code of Conduct.” The following documents: (i) the Sovereign Bancorp, Inc. Code of Conduct and Ethics, (ii) Code of Ethics For the Chief Executive Officer and Senior Financial Officers of Sovereign Bancorp, Inc. and Sovereign Bank, (iii) the Sovereign Bancorp, Inc. Policy on Personal Securities Transactions, and (iv) the policies and procedures related to employment of Team Members by the Corporation or a Subsidiary set forth in the Sovereign Bank Team Member Handbook. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Team Members of the Corporation or a Subsidiary.

2.7    “Committee.” The Compensation Committee of the Board.

2.8    “Common Stock.” The common stock of the Corporation (no par value) as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefor.

2.9    “Corporation.” Sovereign Bancorp, Inc., a Pennsylvania corporation.

2.10   “Exchange Act.” The Securities Exchange Act of 1934, as amended.

2.11   “Incentive Stock Option.” A Stock Option intended to satisfy the requirements of Code Section 422(b).

2.12   “Nonqualified Stock Option.” A Stock Option which does not satisfy the requirements of Code Section 422(b).

2.13   “Non-Senior Officer.” A Team Member who is not a Senior Officer.

2.14   “Optionee.” A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

2.15   “Participant.” A Team Member to whom an Award has been granted and remains outstanding.

2.16   “Performance Criteria.” Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) expense reduction, (o) systems conversion, (p) special projects as determined by the Committee and (q) integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.

2.17   “Performance Goal.” One or more goals established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year) or more than five years, as may be specified by the Committee at the time of the awarding of a Performance Grant.

2.18   “Performance Grant.” An Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.

2.19   “Plan.” The Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan.

2.20   “Restricted Stock.” An award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.

2.21   “Retirement.” The termination of a Participant’s employment following the first day of the month coincident with or next following attainment of age 65, as the term “Normal Retirement Date” is defined in the Sovereign Bancorp, Inc. Employee Stock Ownership Plan, or attainment of age 55 and the completion of five (5) years service, as the term “Early Retirement Date” is defined in the Sovereign Bancorp, Inc. Employee Stock Ownership Plan.

2.22   “Securities Act.” The Securities Act of 1933, as amended.

2.23   “Senior Officer.” A Team Member designated as a member of the Office of the Chairman of Sovereign Bank (or other equivalent or successor designation as may be made from time to time).

2.24   “Stock Option” or “Option.” A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.

2.25   “Subsidiary.” A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.

2.26   “Team Member.” Any common law employee of the Corporation or a Subsidiary. A Team Member does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of law to be a common law employee.

2.27   “Termination For Cause.” Termination of a Team Member by the Corporation or a Subsidiary after:

(a) the Office of Thrift Supervision or any other government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of such Team Member or relieve him or her of his or her duties;

(b) such Team Member is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Team Member for a period of 45 consecutive days;

(c) in the determination of the Committee, such Team Member willfully fails to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Team Member’s receipt of written notice of such instructions, other than a failure resulting from the Team Member’s incapacity because of physical or mental illness;

(d) in the determination of the Committee, the willful or continued failure by such Team Member to substantially and satisfactorily perform his duties with the Corporation or a Subsidiary (other than any such failure resulting from the Team Member’s being disabled (within the meaning of Code Section 22(e)(3)) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Team Member, which demand identifies the manner in which the Team Member has not substantially or satisfactorily performed his duties; or

(e) in the determination of the Committee, the failure by such Team Member to conform to the Corporation’s Code of Conduct.

For purposes of the Plan, no act, or failure to act, on a Team Member’s part shall be deemed “willful” unless done, or omitted to be done, by such Team Member not in good faith and without reasonable belief that such Team Member’s action or omission was in the best interest of the Corporation or a Subsidiary.

ARTICLE 3 — ADMINISTRATION

3.1    The Committee. The Plan shall be administered by the Compensation Committee of the Board composed of two or more members of the Board, all of whom are (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) “outside directors” within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

3.2    Powers of the Committee.

(a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.

(b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

(i)  determine and select the Team Members to be granted Awards (it being understood that more than one Award may be granted to the same person);

(ii)  determine the number of shares subject to each Award;

(iii)  determine the date or dates when the Awards will be granted;

(iv)  determine the exercise price of shares subject to an Option in accordance with Article 6;

(v)  determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;

(vi)  determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;

(vii)  determine the Performance Criteria and establish Performance Goals with respect thereto, to be applied to an Award; and

(viii)  prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan.

3.3    Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.

3.4    Establishment and Certification of Performance Goals. The Committee shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Notwithstanding anything herein to the contrary, no Option that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are satisfied, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until the Performance Goal or Goals applicable thereto is or are satisfied.

3.5    No Waiver of Performance Goals. Under no circumstances shall the Committee or the Board waive any Performance Goals with respect to the grant of any Award hereunder.

3.6    Performance Grants Not Mandatory. Nothing herein shall be construed as requiring that any Award be made a Performance Grant; provided, however, that any Award granted to a Senior Officer shall be subject to a one or more Performance Goals.

ARTICLE 4 — COMMON STOCK SUBJECT TO THE PLAN

4.1    Common Stock Authorized.

(a) The total aggregate number of shares of Common Stock for which Options may be granted under the Plan or which may be awarded as Restricted Stock under the Plan shall not exceed 15,000,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

(b) The maximum aggregate number of shares of Common Stock for which Restricted Stock may be awarded under the Plan shall not exceed 6,000,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

(c) The maximum aggregate number of shares of Common Stock for which Incentive Stock Options may be granted under the Plan shall not exceed 5,000,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

(d) If any Option is exercised by tendering Common Stock, either actually or by attestation, to the Corporation as full or partial payment in connection with the exercise of such Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for Awards under the Plan.

4.2    Shares Available. The Common Stock to be issued under the Plan shall be the Corporation’s Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan.

ARTICLE 5 — ELIGIBILITY

5.1    Participation. Awards shall be granted by the Committee only to persons who are Team Members and shall be ratified by a majority of the disinterested members of the Board.

5.2    Incentive Stock Option Eligibility. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. “Outstanding stock” shall include all stock actually issued and outstanding immediately before the grant of the Option. “Outstanding stock” shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

ARTICLE 6 — STOCK OPTIONS IN GENERAL

6.1    Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 10.

6.2    Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

6.3    Determination of Fair Market Value.

(a) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value per share of the Common Stock shall be the composite closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

(b) In the event that the Common Stock is not traded on an established stock exchange, then the fair market value per share of Common Stock will be the price established by the Committee in good faith.

In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.

6.4    Limitation on Option Awards. Awards under this Plan (and any other plan of the Corporation or a Subsidiary providing for stock option awards) to a Team Member described in Code Section 162(m)(3) shall not exceed, in the aggregate, Options to acquire 300,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

6.5    Transferability of Options.

(a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee’s lifetime, only by him or her.

(b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee’s “immediate family” (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term “immediate family” shall mean an Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

ARTICLE 7 — TERM, VESTING AND EXERCISE OF OPTIONS

7.1    Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 5.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Optionee has completed three years of continuous employment with the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); (ii) unless otherwise provided in an Agreement, a Change in Control occurs; and (iii) unless otherwise provided in an Agreement, the Optionee’s death or being disabled (within the meaning of Code Section 22(e)(3)). An Option may be exercised only during the continuance of the Optionee’s employment, except as provided in Article 8.

7.2    Exercise.

(a) A person electing to exercise an Option shall give notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise notice shall be delivered to the Corporation in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Committee. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock

Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

(b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

(c) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

7.3    Deferred Delivery of Nonqualified Stock Option Shares. The Committee may approve an arrangement whereby an Optionee may elect to defer receipt of Common Stock otherwise issuable to him or her upon exercise of a Nonqualified Stock Option. Any such arrangement, if approved at all, shall be subject to such terms and conditions as the Committee, in its sole discretion, may specify, which terms and conditions may (but need not) include provision for the award of additional shares to take into account dividends paid subsequent to exercise of the Option.

ARTICLE 8 — EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT

8.1    Retirement; Other Termination by Corporation or Subsidiary; Change in Control. In the event of an Optionee’s termination of employment (i) due to Retirement, (ii) by the Corporation or a Subsidiary other than Termination for Cause, or (iii) due to a Change in Control, such Optionee’s Option shall lapse at the earlier of the expiration of the term of the Option or:

(a) in the case of an Incentive Stock Option, three months from the date of such termination of employment; and

(b) in the case of a Nonqualified Stock Option, up to 24 months from the date of such termination of employment.

8.2    Death or Total Disability. In the event of an Optionee’s termination of employment due to death or being “disabled” (within the meaning of Code Section 22(e)(3)), such Optionee’s Option shall lapse at the earlier of the expiration of the term of the Option or:

(a) in the case of an Incentive Stock Option, one year from the date of such termination of employment; and

(b) in the case of a Nonqualified Stock Option, up to 24 months from the date of such termination of employment.

8.3    Termination For Cause; Other Termination by Optionee. In the event of an Optionee’s Termination For Cause, or in the event of termination of employment at the election of an Optionee, such Optionee’s Option shall lapse upon such termination.

8.4    Special Termination Provisions for Options Granted to Non-Senior Officers.

(a) In the event that a Non-Senior Officer Optionee’s employment is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any continuous service requirement for vesting (but not any Performance Goal or Goals) specified in an Agreement pursuant to Section 7.1 and permit exercise of an Option held by such Optionee prior to the satisfaction of such continuous service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee’s termination of employment.

(b) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above and the circumstance of an Optionee’s termination of employment is described in Section 8.1 or 8.2, the affected Option will lapse as otherwise provided in the relevant section.

(c) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above, such option shall lapse at the earlier of the expiration of the term of the Option or:

(i)  in the case of an Incentive Stock Option, three months from the date of termination of employment; and

(ii)  in the case of a Nonqualified Stock Option, up to 24 months from the date of termination of employment.

ARTICLE 9 — RESTRICTED STOCK

9.1    In General. Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. Subject to Section 3.6, a Restricted Stock Award shall be subject to a vesting schedule or Performance Goals, or both.

9.2    Minimum Vesting Period for Certain Awards. Each share of Restricted Stock awarded to a Participant shall be fully vested only after the earlier of the date on which (a) the Participant has completed three years of continuous employment with the Corporation or a subsidiary immediately following the date that the Restricted Stock was awarded (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); (b) unless otherwise provided in an Agreement, a Change in Control occurs; or (c) unless otherwise provided in an Agreement, the Participant’s death or being “disabled” (within the meaning of Code Section 22(e)(3)).

9.3    Waiver of Vesting Period for Certain Restricted Stock Awards to Non-Senior Officers. In the event that a Non-Senior Officer’s employment is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any Performance Goal or Goals) with respect to a Restricted Stock Award held by such Non-Senior Officer. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Non-Senior Officer’s termination of employment.

9.4    Limitation on Restricted Stock Awards. Grants under this Plan (and any other plan of the Corporation or a Subsidiary providing for restricted stock awards) to any Team Member described in Code Section 162(m)(3) shall not exceed, in the aggregate, Restricted Stock Awards for 100,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

9.5    Issuance and Retention of Share Certificates By Corporation. One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of one or more Performance Goals, the Corporation shall retain such share certificates.

9.6    Stock Powers. At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

9.7    Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Award.

9.8    Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of the termination of employment prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

9.9    Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.

9.10   Deferred Delivery of Formerly Restricted Stock. The Committee may approve an arrangement whereby a Participant may elect to defer receipt of Restricted Stock beyond the date on which a restriction terminates or a Performance Goal is satisfied with respect thereto. Any such arrangement, if approved at all, shall be subject to such terms and conditions as the Committee, in its sole discretion, may specify, including terms covering the accumulation or distribution of dividends previously paid with respect to the subject shares and those that may thereafter be paid.

ARTICLE 10 — ADJUSTMENT PROVISIONS

10.1   Share Adjustments.

(a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

(b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

(c) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

10.2   Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation’s assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards.

10.3   Fractional Shares. Fractional shares resulting from any adjustment in Awards pursuant to this article may be settled as a majority of the disinterested members of the Board shall determine.

10.4   Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.

ARTICLE 11 — GENERAL PROVISIONS

11.1   Effective Date. The Plan shall become effective upon the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

11.2   Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.

11.3   Limitation on Termination, Amendment or Modification.

(a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

(i)  increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 10.1);

(ii)  changes the class of eligible Participants; or

(iii)  otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

(b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

11.4   No Right to Grant of Award or Continued Employment. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to an individual who qualifies as a Team Member, or (b) confer upon a Participant any right to continue in the employ of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant’s employment at any time and for any reason.

11.5   No Obligation. No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.

11.6   Withholding Taxes.

(a) Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant pay or reimburse to it any withholding taxes at such time as withholding is required by law.

(b) With the permission of the Committee, a Participant may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

11.7   Listing and Registration of Shares.

(a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

(b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.’

11.8   Disinterested Director. For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.

11.9   Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

11.10  Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

11.11  Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

EXHIBIT “C”

SOVEREIGN BANCORP, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Effective April 22, 2004)

ARTICLE 1 — PURPOSE AND SCOPE OF THE PLAN

Section 1.1   PURPOSE.

The Sovereign Bancorp, Inc. Employee Stock Purchase Plan is intended to encourage Team Member participation in the ownership and economic progress of the Company. This Plan is intended to qualify as an employer stock purchase plan within the meaning of Section 423 of the Code.

Section 1.2   DEFINITIONS.

Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

“Board of Directors” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and as the same may be further amended from time to time, and the Treasury Regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board of Directors, which shall administer the Plan as provided in Section 1.3.

“Common Stock” means the common stock of the Company.

“Company” means Sovereign Bancorp, Inc.

“Compensation” means a Team Member’s salary or hourly base rate of pay, as the case may be, but excluding overtime pay, bonuses, commissions, disability payments, workers’ compensation payments, and any other payment in excess of normal salary or hourly pay, received by a Team Member for services performed for the Company or a Subsidiary during an Option Period. Any adjustments to Compensation shall be made on the next available Pay Date.

“Continuous Service” means the period of time, uninterrupted by a termination of employment, that a Team Member has been employed by the Company or a Subsidiary, or both, immediately preceding the first day of the Subscription Period in which such Team Member wishes to participate in the Plan. Such period of time shall include any leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

“Enrollment Period” means each period of each Plan Year from February 1 through February 28 (or February 29, if the Plan Year is a leap year), from May 1 though May 31, from August 1 through August 31, and from November 1 through November 30.

“Exercise Date” means each Pay Date.

“Fair Market Value” of a share of Common Stock on any given date means the closing sale price for such shares on that date as listed on the New York Stock Exchange (or any national securities exchange or quotation system on which the Common Stock is then listed or reported). If a closing sale price for the Common Stock for the given date is not listed or reported, or if there is none, the Fair Market Value shall be equal to the closing sale price on the nearest trading day preceding such date. Notwithstanding the foregoing, if, in the Board of Directors’ judgment, there are unusual circumstances or occurrences under which the otherwise determined Fair Market Value of the Common Stock does not represent the actual fair value thereof, then the Fair Market Value of such Common Stock shall be determined by the Board of Directors on the basis of such prices or market quotations as it shall deem appropriate and fairly reflective of the then fair value of such Common Stock.

“Leave of Absence” means, for purposes of participation in the Plan, a Team Member’s sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the Team Member’s right to reemployment is not guaranteed by statute or by contract, the Team Member shall not be deemed on a Leave of Absence as of the 91st day of such sick leave or other leave of absence, such Team Member’s employment relationship with the Company shall be deemed terminated, and such Team Member’s right to participate in the Plan and to purchase Common Stock hereunder shall terminate.

“Offering Date” means the day beginning at 12:01 a.m. on the Saturday following each Pay Date.

“Option Period” means each period beginning on an Offering Date and ending on the next succeeding Exercise Date. The initial Option Period shall begin on the first Offering Date that follows shareholder approval of this Plan.

“Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

“Participant” means any Team Member who (i) is eligible to participate in the Plan under Section 2.1 and (ii) elects to participate.

“Pay Date” means the Company’s regularly scheduled bi-weekly date in which Team Members receive their paychecks.

“Plan” means the Sovereign Bancorp, Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

“Plan Year” means the 12-consecutive-month period beginning on January 1st and ending on the following December 31st.

“Stock Purchase Account” or “Account” means an account established and maintained in the name of each Participant to record the dollar amounts accumulated on such Participant’s behalf each Option Period.

“Stock Purchase Agreement” means the form prescribed by the Committee that must be executed by a Team Member who elects to participate in the Plan. The proper execution and filing of such form shall constitute the grant of an option from time to time to the Team Member in accordance with the terms of the Plan and the terms of such form.

“Subscription Period” means each period in each Plan Year (i) beginning on the pay period in which each January 1 falls and continuing through each March 31; (ii) beginning on the pay period in which each April 1 falls and continuing through each June 30; (iii) beginning on the pay period in which each July 1 falls and continuing through September 30; and (iv) beginning on the pay period in which each October 1 falls and continuing through December 31.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the beginning of an Option Period, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Team Member” means any common law employee of the Company or a Subsidiary.

“Team Member Services” means the department responsible for personnel matters pertaining to a Team Member.

Section 1.3   ADMINISTRATION OF PLAN.

The Plan shall be administered by the Committee. Subject to direction by the Board of Directors and the express provisions of this Plan, the Committee shall be authorized to prescribe, amend, and rescind rules and regulations relating to the Plan and the Committee’s administration thereof; to interpret the Plan; to fix the terms of an offering under the Plan; to prescribe the maximum percentage of payroll deductions permitted for a Subscription Period; to restrict participation in the Plan consistent with any requirement of law or regulation;

and to make all other determinations necessary to the administration of the Plan, including appointment of individuals to facilitate the day-to-day operation thereof. The Committee’s determinations as to the interpretation and operation of the Plan shall be final and conclusive.

Section 1.4   EFFECTIVE DATE OF PLAN.

The effective date of the Plan is April 22, 2004, subject to the Plan being approved by shareholders of the Company by a vote sufficient to meet the requirements of Code Section 423(b)(2).

Section 1.5   TERMINATION OF PLAN.

The Board of Directors shall have the right to terminate the Plan at any time. Upon any such termination, the dollar amount, if any, in each Participant’s Account shall be distributed to such Participant.

ARTICLE II — PARTICIPATION

Section 2.1   ELIGIBILITY.

Each Team Member, who on an Offering Date (i) will have at least six (6) months of Continuous Service, (ii) will be a Team Member whose customary employment is more than five (5) months in a calendar year, and (iii) will be a Team Member whose customary employment is more than 20 hours per week, may become a Participant by executing and filing with Team Member Services a Stock Purchase Agreement during an Enrollment Period. Such participation shall begin on the next Subscription Period following Team Member Services receipt of a properly completed Stock Purchase Agreement. Any election to participate shall be effective subject to the Company’s Policy on Personal Securities Transactions or similar policy that may be in effect at the time of such election. An election to participate shall continue in effect until termination of participation occurs in accordance with Article V.

Section 2.2   PAYROLL DEDUCTIONS.

Payment for shares of Common Stock purchased under the Plan shall be made solely by authorized payroll deduction from each payment of Compensation in accordance with the Participant’s Stock Purchase Agreement. Deductions from payroll shall be expressed as a percentage of Compensation (determined on the first day of each Subscription Period) no greater than the percentage set by the Committee, but shall not be less than 1% of such Participant’s Compensation, per Option Period. The actual maximum percentage that may be fixed by the Committee shall be 15%. A Participant may not increase or decrease the percentage deduction during a Subscription Period (other than to withdraw or terminate participation pursuant to Article V hereunder). Subject to the Company’s Policy on Personal Securities Transactions or similar policy that may be in effect at the time of such election, however, a Participant may change the percentage deduction for any subsequent Subscription Period by filing notice thereof with Team Member Services during the time period described in Section 2.1 for filing a Stock Purchase Agreement. Amounts deducted from a Participant’s Compensation pursuant to this section shall be credited to such Participant’s Account.

Section 2.3   TRANSFER OF PAYROLL DEDUCTIONS.

All payroll deductions withheld by a Subsidiary under the Plan shall be immediately transferred to the Company.

Section 2.4   LEAVE OF ABSENCE.

If a Participant goes on a Leave of Absence, such Participant’s participation in the Plan shall continue provided that such Participant continues to receive Compensation. If such Participant ceases to receive Compensation while on a Leave of Absence, such Participant’s participation shall automatically terminate.

ARTICLE III — PURCHASE OF SHARES

Section 3.1   OPTION PRICE.

The Option Price shall not be less than 85%, nor more than 100%, as set by the Committee from time to time, of the Fair Market Value of a share of Common Stock on a relevant Exercise Date.

Section 3.2   PURCHASE OF SHARES.

On each Exercise Date, the amount in a Participant’s Stock Purchase Account shall be charged with the aggregate Option Price of the largest number of shares of Common Stock (including fractional shares) that can be purchased with such amount.

Section 3.3   LIMITATIONS ON PURCHASE.

No Participant shall purchase Common Stock hereunder in any calendar year having a Fair Market Value of more than $25,000, provided that any such purchase shall not exceed the limitations imposed by Code Section 423(b)(8). Further, no Participant shall purchase Common Stock hereunder if, by reason of such purchase, such Participant shall be deemed to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. For purposes of the preceding sentence, the rules of Code Section 424(d) shall apply and Common Stock that a Participant may purchase under outstanding options shall be treated as stock owned by the Participant.

Section 3.4   RESTRICTION ON TRANSFERABILITY.

Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable and shall expire upon a Participant’s death.

ARTICLE IV — PROVISIONS RELATING TO COMMON STOCK

Section 4.1   COMMON STOCK RESERVED.

Except as provided in Section 4.2, no more than 3,000,000 shares of Common Stock may be sold pursuant to options granted under the Plan. In addition, at the beginning of each Plan Year, the aggregate number of shares of Common Stock reserved for issuance under this Plan shall be increased automatically by a number of shares equal to one percent (1%) of the total outstanding shares of the Company as of the immediately preceding December 31; provided, however, that such annual increases shall in no event cause the number of shares issuable under this Plan to exceed 20,000,000 shares. Such number shall be subject to adjustments effected in accordance with Section 4.2.

Section 4.2   ADJUSTMENT FOR CHANGES IN COMMON STOCK.

(i)  In the event that the shares of Common Stock of the Company as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased or decreased through the payment of a stock dividend, stock split, or reverse stock split, then, subject to the provisions of subsection (iii) below, there shall be substituted for or added to each share of Common Stock that was theretofore appropriated, or that thereafter may become subject to an offering under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged or to which such share shall be entitled, as the case may be. Outstanding Stock Purchase Agreements shall be deemed to be amended as to price and other terms, as may be necessary to appropriately reflect the foregoing events.

(ii)  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities in which such stock shall have been changed or for which it shall have been exchanged, and if a majority of the disinterested members of the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any offering that was theretofore made or that may thereafter be made under the Plan, that such adjustment shall be made in accordance with such determination.

(iii)  An offering pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or reclassifications, reorganizations or changes in its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

Section 4.3   INSUFFICIENT SHARES.

If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1, (i) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, (ii) any cash remaining in each Participant’s Stock Purchase Account shall be distributed to such Participant at the next available Pay Date, and (iii) the Plan shall automatically terminate immediately after such Exercise Date.

Section 4.4   CONFIRMATION OF PURCHASES; REGISTRATION OF SHARES.

Each Participant shall be provided with a quarterly written statement indicating the number of shares of Common Stock purchased under the Plan by the Participant in such quarter, the aggregate number shares of Common Stock accumulated under the Plan by the Participant, and other relevant information with respect to the Participant’s participation in the Plan. All shares purchased shall be credited to such Participant, but shall initially be registered in the name of the Company’s nominee, as agent for the Participant. Such nominee will hold the Participant’s share certificates until such time as such Participant’s participation in the Plan terminates or such Participant files a written request with the nominee to have a certificate or certificates issued in such Participant’s name. Except in the case of death, any certificate issued to a Participant must initially be issued in the Participant’s name alone or in such Participant’s name and another as joint tenants with right of survivorship. Registration of any shares following the death of a Participant will be subject to the same rules as are then applicable to decedent shareholders generally.

Section 4.5   RIGHTS AS SHAREHOLDERS.

The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Participants for whom shares have been purchased shall be entitled to all rights of a shareholder with respect to such shares, including the right to receive dividends and the right to vote. The Company will take such steps as may be necessary to ensure that each Participant whose shares are held in name of the Company’s nominee enjoys such rights.

Section 4.6   CORPORATE REORGANIZATIONS, LIQUIDATION, ETC.

In the event of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, provision may be made for the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a corporation related to such corporation. Any provision for such substitution or assumption shall be subject to the limitations and provisions of Code Section 424.

ARTICLE V — TERMINATION OF PARTICIPATION

Section 5.1   WITHDRAWAL.

Subject to the Company’s Policy on Personal Securities Transactions or similar policy that may be in effect at the time, a Participant may withdraw from the Plan at any time by filing notice of withdrawal with the Company’s nominee prior to an Offering Date. Upon filing proper notice, participation in the Plan will cease effective the following Offering Date. Any Participant who withdraws from the Plan may again become a Participant by satisfying the eligibility requirements and filing a Stock Purchase Agreement as set forth in Section 2.1.

Section 5.2   TERMINATION OF ELIGIBILITY.

If a Participant ceases to be employed by the Company or a Subsidiary or otherwise becomes ineligible to participate in the Plan as set forth in Section 2.1, such Participant’s participation in the Plan shall thereupon automatically terminate. In such event, the dollar amount, if any, in such Participant’s Stock Purchase Account shall be distributed to such Participant (or in the case of death, to such Participant’s designated beneficiary(ies)) and no further shares will be purchased on such Participant’s behalf. For purposes of this section, a Participant’s participation in the Plan will not automatically terminate if such Participant becomes an individual on a Leave of Absence permitted or required to be taken into account by applicable Treasury Regulations or other law. Any Participant whose participation in the Plan is terminated pursuant to this Section may again become a Participant by satisfying the eligibility requirements and executing and filing a Stock Purchase Agreement as set forth in Section 2.1.

Section 5.3   NO INTEREST.

No interest will be credited or paid on cash balances in a Participant’s Stock Purchase Account.

ARTICLE VI — GENERAL PROVISIONS

Section 6.1   TAX WITHHOLDING; INFORMATION RETURNS.

Each Participant shall be deemed to have consented to any income tax withholding that may hereafter be required by reason of such Participant’s participation in the Plan or the disposition of, or payment of any dividends on, shares acquired by such Participant under the Plan. The proper officers of the Company and each Subsidiary shall prepare and, where required, timely file such tax information returns and other notices as may be required by law from time to time.

Section 6.2   NOTICES.

Any notice that a Team Member files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective as soon as administratively possible after such notice is received by Team Member Services or by the Company’s nominee, as the case may be.

Section 6.3   CONDITION OF EMPLOYMENT.

Neither the creation of the Plan, nor participation therein, shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate a Team Member.

Section 6.4   AMENDMENT OF THE PLAN.

The Board of Directors may at any time, and from time to time, amend the Plan in any respect, except, that without approval of the Company’s shareholders, no amendment may (i) increase the aggregate number of shares permitted to be reserved by the Board of Directors under the Plan other than as provided in Section 4.2, (ii) materially change the Plan benefits provided for herein, (iii) change the definition of a Subsidiary, or (iv) materially change the eligibility requirements for Team Members. Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

Section 6.5   APPLICATION OF FUNDS.

All funds received by the Company by reason of a purchase of shares hereunder may be used for any corporate purpose.

Section 6.6   LEGAL RESTRICTIONS.

The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

Section 6.7   NUMBER.

Whenever used herein, singular words shall include the plural, and vice versa, as the context requires.

Section 6.8   GOVERNING LAW.

Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

EXHIBIT “D”

SOVEREIGN BANCORP, INC.
BONUS RECOGNITION AND RETENTION PROGRAM

Effective November 1, 1997

ARTICLE I
PURPOSE

The purpose of this Program is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Sovereign Bancorp, Inc. and its Subsidiaries that are Employers under this Program from time to time.

ARTICLE II
DEFINITIONS

For purposes of this Program, unless otherwise clearly apparent from the context, the following phrases and terms shall have the indicated meanings:

2.1    “Annual Deferral Account” means, with respect to an individual who is a Participant for a given Program Year, an account established on his or her behalf within the Trust for the investment and reinvestment of the deferred Bonus, the Matching Amount, and any earnings thereon. Such Annual Deferral Account will be established for each Program Year in which an individual actively participates in the Program.

2.2    “Beneficiary” means the person or persons designated as such under a valid Beneficiary Designation Form. For purposes of the preceding sentence the term “person” shall include an individual, trust and estate. In default of a valid Beneficiary Designation Form, a Participant’s Beneficiary shall be his or her estate.

2.3    “Beneficiary Designation Form” means such form as shall be prescribed from time to time by the Committee for purposes of permitting a Participant to specify who should receive the balance in his or her Annual Deferral Account(s) in the event of his or her death prior to the receipt thereof. No such form shall be valid unless it is signed and filed with the Committee (or its designee) prior to the death of a Participant.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Bonus” means the amount payable in cash to an individual with respect to any relevant calendar year under the Incentive Plan.

2.6    “Cause” means:

(a) the Office of Thrift Supervision or any other government regulatory agency recommends or orders in writing that an Employee’s Employer terminate or relieve him or her of his or her duties;

(b) an Employee is convicted of or enters a plea of nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of an Employee for a period of 45 or more consecutive days; or

(c) an Employee willfully fails to follow the lawful instructions of the Board after the Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness.

2.7    “Change in Control” means the first to occur of any of the following events:

(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, except for any of the Company’s employee benefit plans or any entity holding the Company’s voting securities for, or pursuant to, the terms of such plan (or any trust forming a part thereof (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities other than pursuant to a transaction described in Subsection (d);

(b) there occurs a contested proxy solicitation of the Company’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities;

(c) a binding written agreement is executed (and, if legally required, approved by the Company’s shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Company or of Sovereign Bank, to another entity, except to an entity controlled, directly or indirectly, by the Company;

(d) the shareholders of the Company approve a merger, consolidation or other reorganization of the Company, unless:

(i)  under the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, the shareholders of the Company immediately before such merger, consolidation or reorganization will own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such transaction;

(ii)  under the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such transaction; and

(iii)  based on the terms of the agreement approved by the Company’s shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Company or any Subsidiary thereof, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary thereof or (D) any Person who, immediately prior to such transaction, had beneficial ownership of 19.9% or more of the then outstanding voting securities of the Company) will, immediately after such transaction, have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then voting securities;

(e) a plan of liquidation or dissolution of the Company, other than pursuant to bankruptcy or insolvency laws, is adopted;

(f) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board, unless the nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

(g) the occurrence of a “Triggering Event” within the meaning of such term in the Rights Agreement, dated as of September 19, 1989, as amended by the Amendment to the Rights Agreement, dated as of September 27, 1995, and as further amended by the Second Amendment to the Rights Agreement, dated as of June 21, 2001, between the Company and Mellon Investor Services LLC, as amended.

(h) Notwithstanding Subsection (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities solely as a result of an acquisition by the Company of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Company’s then outstanding securities by reason of share purchases by the Company and shall, after such purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under Subsection (a). In no event shall a Change in Control of the Company be deemed to occur under Subsection (a) above with respect to Benefit Plans.

2.8    “Code” means the Internal Revenue Code of 1986, as amended and as the same may hereafter be amended.

2.9    “Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer this Program. Such term also includes the whole Board to the extent it takes action with respect to administrative or operational matters relating to the Program.

2.10   “Common Stock” means the common stock of the Company (no par value), as described in the Company’s Articles of Incorporation, or such other stock as may be substituted therefor.

2.11   “Company” means Sovereign Bancorp, Inc., a Pennsylvania corporation, and any successor thereto.

2.12   “Deferral Election” means an irrevocable election, on a form prescribed by the Committee, by a Participant to defer receipt of a portion of his or her Bonus for a given calendar year.

2.13   “Disability” means a medically determinable physical or mental impairment that is of such permanence and degree that it can be expected to result in death or that a Participant is unable, because of such impairment, to perform any substantial gainful activity for which he is suited by virtue of his experience, training, or education and which would entitle such Participant to benefit under the Employer’s long-term disability plan, if any, or to Social Security disability benefits as evidenced by a disability award letter.

2.14   “Effective Date” means November 1, 1997.

2.15   “Employee” means an individual who is a common law employee of any Employer.

2.16   “Employer” means the Company and/or any Subsidiary of the Company that has been selected by the Board as eligible to have certain of its management and highly compensated personnel participate in the Program.

2.17   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and as the same may hereafter be amended.

2.18   “Exchange Act” means the Securities Exchange Act of 1934, as amended and as the same may hereafter be amended.

2.19   “Fair Market Value” of a share of Common Stock on any given date means the closing sale price for such shares on that date as listed on the New York Stock Exchange (or any national securities exchange or quotation system on which the Common Stock is then listed or reported). If a closing sale price for the Common Stock for the given date is not listed or reported, or if there is none, the Fair Market Value shall be equal to the closing sale price on the nearest trading day preceding such date. Notwithstanding the foregoing, if, in the Committee’s judgment, there are unusual circumstances or occurrences under which the otherwise determined Fair Market Value of the Common Stock does not represent the actual fair value thereof, then the Fair Market Value of such Common Stock shall be determined by the Committee on the basis of such prices or market quotations as it shall deem appropriate and fairly reflective of the then fair value of such Common Stock.

2.20   “Incentive Plan” means the Sovereign Bank Leaders Incentive Plan. Such term shall also mean any other successor or comparable plan or program as designated by Committee and approved by the Board from time to time.

2.21   “Matching Amount” means, with respect to the amount of a Bonus deferred for any year by a Participant, an amount equal to 100% of such deferred Bonus amount.

2.22   “Participant” means an individual who (i) has executed and timely filed a Deferral Election Form with the Committee (or its designee) and (ii) remains an Employee or, if not, has a balance standing to his or her credit in one or more Annual Deferral Accounts. Such term also includes a deceased Participant’s Beneficiary, who is entitled to a Program benefit, until such benefit is paid.

2.23   “Payment Election” means an election, on a form prescribed by the Committee, by a Participant as to when the vested balance in one of his or her Annual Deferral Accounts shall be paid.

2.24   “Program” means the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program as evidenced by this document and as the same may hereafter be amended.

2.25   “Program Year” means a calendar year, or such other fiscal year as may be designated by the Board from time to time.

2.26   “Retirement” means the voluntary termination of employment by a Participant on or after any early or normal retirement date specified in the Company’s employee stock ownership plan in effect at the relevant time.

2.27   “Securities Act” means the Securities Act of 1933, as amended and as the same may hereafter be amended.

2.28   “Subsidiary” means a subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of the corporation to which reference is being made.

2.29   “Trust” means the trust established under an agreement by and between the Trustee, for purposes of facilitating implementation and operation of the Program.

2.30   “Trustee” means Manufacturers and Traders Trust Co., successor to FMB Trust Company, N.A., the trustee under the agreement establishing the Trust, and any successor thereto.

2.31   “Year of Service” means a one-year period of continuous employment by one or more Employers.

ARTICLE III
SELECTION, ELIGIBILITY AND ENROLLMENT

3.1    Selection and Eligibility of Participants. Participation in the Program shall be limited to a select group of management and highly compensated Employees, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, the Employees who shall be eligible to participate in the Program from time to time. The Company’s Chief Executive Officer shall at all times be deemed eligible to participate in the Program.

3.2    Enrollment Requirements. As a condition of Program participation, each selected Employee shall annually (or more frequently) complete and return to the Committee (or its designee) such forms as it may prescribe from time to time. Each Deferral Election shall be filed no later than December 31 prior to the calendar year with respect to which the relevant Bonus may be earned; provided, however, that (i) for the initial short Program Year which begins on the Effective Date, such election shall be made and filed prior to the Effective Date, and (ii) in the event an Employee is hired during a Program Year and is designated as being eligible to participate for such year, such Employee may commence participation for such year by filing a Deferral Election within 30 days of employment or October 31 of such year, whichever occurs first. Each eligible Employee must file a new Deferral Election for each year with respect to which he or she desires to defer receipt of a portion of a Bonus.

ARTICLE IV
PLAN CONTRIBUTIONS AND INVESTMENTS

4.1    Bonus Deferral. A Participant may elect to defer receipt of not less than 25%, nor more than 50%, of his or her Bonus payable with respect to each year of participation.

4.2    Payment of Deferred Bonus to Trust; Investment of Deferred Bonus. The portion of a Bonus deferred by a Participant shall be deposited by or on behalf of his or her Employer in the Trust as soon as administratively feasible following the date such bonus is paid. Any amount so deposited shall be allocated to an Annual Deferral Account established by the Trustee for the year of deferral. As soon as practicable thereafter, the Trustee shall invest the amount in Common Stock, utilizing such purchasing procedures (i) as are in compliance with any applicable provisions of federal and state securities laws, including the Securities Act and/or the Exchange Act, and (ii) as may be agreed to by the Company and the Trustee from time to time. Such purchasing procedures may include, without limitation, open market purchases, purchases from the Company, and purchase through privately negotiated transactions. The Company (on behalf of itself and any other Employers) may satisfy the Bonus payment requirements of this section, in whole or in part, by depositing Common Stock with a Fair Market Value equal to the amount otherwise required to be so paid. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined as of the trading date immediately preceding the date of payment to the Trust.

4.3    Additional Payment to Trust; Investment of Additional Payment. On the same day that a deferred Bonus is paid over to the Trust on behalf of a Participant, a Matching Amount shall be paid thereto by or on behalf of his or her Employer. Such Matching Amount shall be allocated to the Participant’s Annual Deferral Account for such year and shall be invested as provided in Section 4.2. Payment of the Matching Amount may be made in Common Stock as provided in Section 4.2.

4.4    Reinvestment of Earnings. Except as provided in the following sentence, all dividend income received in cash on Common Stock held in an Annual Deferral Account shall be invested in additional Common Stock, subject to the provisions of Section 4.2 relating to Common Stock purchases. Cash receipts may be temporarily invested in money market or other cash equivalents as the Trustee deems advisable or practical under the circumstances. Dividends or stock splits received in Common Stock shall be retained in the relevant Annual Deferral Account.

4.5    Effect on Deferral Election Upon Certain Terminations of Employment. In the event a Participant files a Deferral Election and subsequently terminates as an Employee prior to the date Bonuses are paid for the relevant year, the Deferral Election filed for such year shall be administered as provided in this section in lieu of any otherwise applicable provision of the Program. In such event, if (i) under the terms of the Incentive Plan, he or she is entitled to a Bonus notwithstanding such termination and (ii) the termination of employment is described in Section 5.2, 5.3 or 5.5 or occurs following the time described in Section 5.4, then such Bonus and the related Matching Amount shall be (A) distributed to such individual or his or her Beneficiary in cash or (B) invested and so distributed in Common Stock, at the Committee’s election, within 60 days following the date such year’s Bonuses are paid.

ARTICLE V
VESTING

5.1    In General. A Participant shall become 100% vested in an Annual Deferral Account on the fifth anniversary date of the initial funding of such Annual Deferral Account, provided he or she remains continuously employed by an Employer from the date of funding to such anniversary date.

5.2    Death; Disability. Notwithstanding the provisions of Section 5.1, in the event of the death of a Participant or the termination of the Participant’s employment by reason of Disability, he or she will thereupon become 100% vested in each of his or her Annual Deferral Accounts.

5.3    Retirement. Notwithstanding the provisions of Section 5.1, in the event of the Retirement of a Participant, he or she will thereupon become 100% vested in each of his or her Annual Deferral Accounts.

5.4    Change in Control. Notwithstanding the provisions of Section 5.1, a Participant shall become 100% vested in each of his or her Annual Deferral Accounts upon the occurrence of a Change in Control.

5.5    Involuntary Termination. Notwithstanding the provisions of Section 5.1, in the event a Participant is involuntarily terminated as an Employee, other than for Cause, prior to the attainment of 100% vesting in any of his or her Annual Deferral Accounts, he or she shall become 100% vested in each of the otherwise nonvested Annual Deferral Accounts.

5.6    Termination for Cause; Certain Voluntary Termination. In the event a Participant is terminated as an Employee for Cause or voluntarily terminates as an Employee (other than by reason of Retirement) prior to the attainment of 100% vesting in an Annual Deferral Account, then, in either case, he or she shall forfeit the balance in each such nonvested Annual Deferral Account.

5.7    Disposition of Forfeitures. All Common Stock and other amounts forfeited under this Article shall revert to the entity that is the Participant’s Employer immediately prior to the date he or she terminates as an Employee.

ARTICLE VI
DISTRIBUTION OF BENEFITS

6.1    Distribution In General. Following the occurrence of an event occasioning a distribution, the vested portion of a Participant’s Annual Deferral Account shall be paid to him or her or, in the case of death, his or her Beneficiary. The number of days within which payment shall be made shall be as set forth in Section 6.3.

6.2    Events Occasioning Distribution. For purposes of Section 6.1, each of the following shall be an event occasioning a distribution with respect to a relevant Annual Deferral Account:

(a) If a Participant has in effect a valid Payment Election with respect to such Annual Deferral Account providing for its distribution upon 100% vesting therein and satisfies the provisions of Section 5.1, such event shall be the fifth anniversary of the initial funding of such Annual Deferral Account.

(b) If a Participant has in effect a valid Payment Election with respect to such Annual Deferral Account providing for its distribution upon termination as an Employee and he or she so terminates after having previously satisfied the provisions of Section 5.1, such event shall be the date of such termination.

(c) If a Participant dies or terminates employment by reason of Disability, such event shall be the date of termination of employment.

(d) In the event of the Retirement of a Participant, such event shall be the date of Retirement.

(e) If a Participant has in effect a valid Payment Election with respect to such Annual Deferral Account providing for its distribution upon 100% vesting therein and a Change in Control occurs, such event shall be the date of the Change in Control.

(f) If a Participant has in effect a valid Payment Election with respect to such Annual Deferral Account providing for its distribution upon termination as an Employee and he or she so terminates after having previously become 100% vested therein by reason of a Change in Control, such event shall be the date of such termination.

(g) If a Participant is involuntarily terminated under circumstances described in Section 5.5, such event shall be the date of such termination.

6.3    Time of Distribution. Distributions of vested benefits from Annual Deferral Accounts shall be made (i) within 30 days following an event described in Section 6.2(a) or (e), and (ii) within 60 days following an event described in Section 6.2(b), (c), (d), (f) or (g).

6.4    Mode of Distribution. All Program distributions shall be made in one lump sum in Common Stock; provided, however, amounts not yet invested in Common Stock as of the relevant distribution date shall be paid in cash.

ARTICLE VII
ADDITIONAL OPERATIONAL PROVISIONS

7.1    Status of Participants as Creditors. Participants in the Program shall be general unsecured creditors of each relevant Employer with respect to their Program benefits, and they shall have no right to or interest in any specific asset notwithstanding the creation of and contributions to the Trust.

7.2    Status of Trust and Program Under Code and ERISA. Notwithstanding the deposit of cash and/or Common Stock in the Trust from time to time, such Trust is intended to be treated as a grantor trust and, therefore, the Program is intended to be deemed an “unfunded plan” for purposes of the Code and ERISA.

7.3    Voting of Common Stock. To the extent permitted by applicable law, the Participants shall be entitled to direct the Trustee as to the voting of vested and nonvested shares of Common Stock held in their Annual Deferral Accounts. In the event the Participants are not permitted to vote such shares under applicable law, or a Participant fails to direct the Trustee as to shares allocated to his or her account(s), the Trustee shall vote such shares as it deems appropriate under the circumstances.

7.4    Income and Other Tax Withholding. All required tax withholding with respect to an Employee’s participation in the Program shall be his or her responsibility. By agreeing to participate in the Program, each Participant authorizes the Trustee and his or her Employer to make such tax withholdings from wages, bonuses and Program benefits as may be necessary to discharge their tax withholding obligations. Alternatively, Participants may make direct payments of cash to the Trustee and/or their Employers to provide the funds necessary for such withholding. The Employers and the Trustee are authorized to suspend the making of contributions to and distributions from the Program, respectively, until appropriate provisions are made for withholding, including, at the discretion of the Company, the sale of Common Stock to generate funds therefor. Notwithstanding the foregoing, the Trustee is authorized to withhold shares of Common Stock to satisfy a Participant’s withholding obligation under the Program, provided that any such withholding of shares of Common Stock is in accordance with the provisions of Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VIII
ADMINISTRATION

8.1    In General. The Program shall be administered from time to time by the Committee, as determined pursuant to Section 2.9.

8.2    Meetings and Action. The Committee shall hold such meetings at such times as it deems necessary or appropriate for the proper and efficient management and operation of the Program. Notices of meetings shall be given as provided in guidelines adopted by the Committee or as otherwise specified in relevant documents pertaining thereto. Unless otherwise provided in such documents, a majority of the members of the Committee shall constitute a quorum for holding a meeting, and binding action may be taken by a vote of a majority of those Committee members present at such meeting.

8.3    Administration of Program; Interpretation of Program Document. The Committee shall administer the Program in accordance with the terms of this Program document insofar as it is consistent with the provisions of applicable law, including, without limitation, ERISA. In connection with such administration, it may adopt such rules of interpretation as may be necessary or appropriate to facilitate the proper and nondiscriminatory administration of the Program.

8.4    Binding Effect of Committee Actions and Determinations. Unless overridden by the Board, any action taken or determination made by the Committee shall be final and binding on the person affected; provided, however, that, prior to taking any action or making any determination that may be adverse, in whole or in part, to any person, the Committee shall accord such person the right to be heard with respect to such matter. The procedures to be followed in connection therewith shall be governed by a claims procedure established for such purpose and consistent with the claims procedure provisions of ERISA.

8.5    Liability of Committee Members. No member of the Committee shall be personally liable for any act or failure to act in connection with the good faith administration of the Program. Unless prohibited by law or the Company’s by-laws, in the event any such member is nonetheless held so liable by a court of competent jurisdiction or otherwise, the Company shall indemnify such member and hold him or her harmless from any and all liability imposed with respect to such administration, including, without limitation, compensatory and punitive damages, professional fees, and other related out-of-pocket expenses.

8.6    Change of Payment Election. A Participant may amend an existing Payment Election by filing a new Payment Election with the Committee (or its designee) prior to the occurrence of an event occasioning a distribution; provided, however, that no such election shall be valid unless at least one year has elapsed from the date of filing to the occurrence of such event.

8.7    Committee Discretion With Respect to Distributions. Notwithstanding the filing of any Payment Election by a Participant, the Committee may, in its sole discretion, make distribution of vested benefits at such time as it may determine. In addition, in the event a Participant shall fail to maintain a valid Payment Election on file with the Committee (or its designee) for any reason, the Committee may, in its sole discretion, determine the time at which distribution of vested benefits shall be made. However, no time so specified by the Committee pursuant to this section shall be later than the latest time otherwise provided under this Program document for the distribution of benefits.

ARTICLE IX
MISCELLANEOUS MATTERS

9.1    Amendment and Termination. The Program may be amended from time to time and may be terminated at any time by appropriate action of the Board; provided, however, that no such action shall be taken which (i) would adversely affect the rights of Participants with respect to their then Annual Deferral Accounts, and (ii) requires shareholder approval under applicable law until such approval is secured. In the event of Program termination or the suspension of Program contributions, Participants may be required to satisfy the Program’s vesting requirements, as set forth herein, as a condition of receiving a distribution from a given Annual Deferral Account.

9.2    No Right to Continued Employment. Participation in the Program shall not give any Participant the right to remain in the employ of his or her Employer or any company affiliated with such Employer, nor shall such participation limit in any respect the right of such Employer to terminate the Participant’s employment at any time and for any reason.

9.3    No Right to Continued Participation. Except in the case of the Company’s Chief Executive Officer, participation in the Program with respect to one Program Year shall not give the Participant the right to participate in the Program in any future year.

9.4    Program Independent of Other Plans, Programs and Arrangements. This Plan is independent of and shall not be affected by (i) any other plans or programs of deferred compensation which may be maintained by the Company or any of its Subsidiaries from time to time or (ii) any deferred compensation arrangements to which a Participant may be a party.

9.5    Certain ERISA Matters. The Company shall file or cause to be filed, on a timely basis, such statements, certificates and documents as may be necessary to secure and maintain the intended limited exemption from certain of the provisions of ERISA for “top hat” plans.

9.6    Certain Securities Law Matters.

(a)   Distribution of Program benefits may be suspended or modified to the extent necessary to comply with any applicable federal or state securities law.

(b)   Shares of Common Stock distributed from the Program may be marked with such legend as the Company, after consultation with counsel, deems necessary or appropriate to comply with any applicable federal or state securities or other law.

9.7    Captions. The captions of the several articles and sections of this Program document have been inserted for convenience of reference only and shall not be considered in the construction hereof.

9.8    Number. Words used herein in the singular shall include the plural, as clearly appropriate, and vice versa.

9.9    Applicable Law. Except to the extent provided herein or otherwise preempted by federal law, this Program document shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

9.10   Effective Date. This Program shall become effective as of the date specified in Section 2.14.

SOVEREIGN BANK
COMMUNITY BANKING OFFICE LOCATIONS

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
to be held April 22, 2004
_______________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ( the “Meeting”) of Sovereign Bancorp, Inc. (“Sovereign”) will be held on Thursday, April 22, 2004, at 10:00 a.m. (Eastern Time) at the Sovereign Bank Arena, 81 Hamilton Avenue at Route 129, Trenton, New Jersey, for the following purposes:

(1)	To elect two (2) Class II directors of Sovereign to serve for a term of three years and until their successors shall have been elected and qualified;

(2)	To ratify the appointment by the Audit Committee of Sovereign's Board of Directors of Ernst & Young LLP as Sovereign's independent auditors for the fiscal year ending December 31, 2004;

(3)	To approve an amendment to Sovereign's Articles of Incorporation to increase the number of authorized shares of common stock from 400 million shares to 800 million shares.

(4)	To approve Sovereign's 2004 Broad-Based Stock Incentive Plan and the continuation of Sovereign's Employee Stock Purchase Plan.

(5)	To approve Sovereign's Bonus Recognition and Retention Program.

(6)	To transact such other business as may properly be presented at the Meeting.

Shareholders of record at the close of business on March 1, 2004 are entitled to notice of, and to vote at, the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT THE SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU MAY VOTE ON INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

By Order Of The Board Of Directors, David A. Silverman, Esquire Secretary

Philadelphia, Pennsylvania
March __, 2004

SOVEREIGN BANCORP, INC.

I/We hereby appoint James D. Hogan, David A. Silverman and John R. Merva, or any one of them, acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Sovereign Bancorp, Inc. ("Sovereign") held of record by me/us on March 1, 2004, at the Annual Meeting of Shareholders to be held on Thursday, April 22, 2004, or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF CLASS II DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN'S INDEPENDENT AUDITORS FOR 2004, FOR THE AMENDMENT TO SOVEREIGN'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 400 MILLION SHARES TO 800 MILLION SHARES, FOR SOVEREIGN'S 2004 BROAD-BASED STOCK INCENTIVE PLAN AND THE CONTINUATION OF SOVEREIGN'S EMPLOYEE STOCK PURCHASE PLAN AND FOR SOVEREIGN'S BONUS RECOGNITION AND RETENTION PROGRAM. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders, or any adjournment thereof, as provided in the rules of the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To vote by mail, please vote and sign on the other side.

TO VOTE BY MAIL, RETURN PROXY CARD IN ENCLOSED ENVELOPE
AFTER COMPLETING, SIGNING AND DATING.

SOVEREIGN BANCORP, INC. 1130 BERKSHIRE BLVD. MC11900IR5 WYOMISSING, PA 19610

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Sovereign Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder planning to attend the Annual Meeting, please:

     -retain the admission ticket mailed with the proxy statement and present it at the Annual Meeting; and

     -promptly complete and return the attendance card mailed with the proxy statement as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SOVBN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SOVEREIGN BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MATTER NO. 1, “FOR” MATTER NO. 2, “FOR” MATTER NO. 3, “FOR” MATTER NO. 4 AND “FOR” MATTER NO. 5	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.
MATTER NO. 1: ELECTION OF CLASS II DIRECTORS TO SERVE UNTIL 2007 01) Andrew C. Hove, Jr. 02) Daniel K. Rothermel	☐	☐	☐
	For	Against	Abstain
MATTER NO. 2: RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.	☐	☐	☐
MATTER NO. 3: APPROVE AN AMENDMENT TO SOVEREIGN'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 400 MILLION SHARES TO 800 MILLION SHARES.	☐	☐	☐
MATTER NO. 4: APPROVE SOVEREIGN'S 2004 BROAD-BASED STOCK INCENTIVE PLAN AND THE CONTINUATION OF SOVEREIGN'S EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐
MATTER NO. 5: APPROVE SOVEREIGN'S BONUS RECOGNITION AND RETENTION PROGRAM.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date